STANDARD FORM
                       APPLEBEE'S NEIGHBORHOOD GRILL & BAR
                               FRANCHISE AGREEMENT

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                               (Location Address)

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                                (Franchisee Name)

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                                     (Date)


                                TABLE OF CONTENTS

RECITALS     ........................................................................................       F-3

       1.    FRANCHISE GRANT AND TERM................................................................       F-4
       2.    UNIFORM STANDARDS.......................................................................       F-5
       3.    COMPLIANCE WITH THE SYSTEM..............................................................       F-6
       4.    GENERAL SERVICES OF FRANCHISOR..........................................................       F-6
       5.    RESTAURANT SYSTEM AND PROCEDURES........................................................       F-7
       6.    TRAINING................................................................................      F-10
       7.    RESTAURANT MAINTENANCE..................................................................      F-11
       8.    ADVERTISING.............................................................................      F-12
       9.    FEES....................................................................................      F-14
      10.    RECORD KEEPING..........................................................................      F-15
      11.    FRANCHISEE ORGANIZATION, AUTHORITY,
             FINANCIAL CONDITION AND SHAREHOLDERS....................................................      F-16
      12.    TRANSFER................................................................................      F-18
      13.    CONFIDENTIALITY; RESTRICTIONS...........................................................      F-22
      14.    INSPECTIONS.............................................................................      F-24
      15.    RELATIONSHIP OF PARTIES AND INDEMNIFICATION.............................................      F-25
      16.    INSURANCE...............................................................................      F-27
      17.    DEBTS AND TAXES.........................................................................      F-28
      18.    TRADE NAMES, SERVICE MARKS AND TRADEMARKS...............................................      F-29
      19.    EXPIRATION AND TERMINATION; OPTION TO
             PURCHASE RESTAURANT; ATTORNEYS' FEES....................................................      F-31
      20.    NO WAIVER OF DEFAULT....................................................................      F-36
      21.    CONSTRUCTION, SEVERABILITY,
             GOVERNING LAW AND JURISDICTION..........................................................      F-36
      22.    INTERFERENCE WITH EMPLOYMENT RELATIONS..................................................      F-37
      23.    LIQUOR LICENSE..........................................................................      F-38
      24.    FORCE MAJEURE...........................................................................      F-38
      25.    MISCELLANEOUS...........................................................................      F-39
      26.    ACKNOWLEDGMENTS.........................................................................      F-40


EXHIBIT 1:              ROYALTY FEE..................................................................      F-43

APPENDIX A:             STATEMENT OF OWNERSHIP INTERESTS.............................................      F-44

APPENDIX B:             REVIEW AND CONSENT WITH
                        RESPECT TO TRANSFERS.........................................................      F-45

APPENDIX C:             CONFIDENTIALITY AGREEMENT....................................................      F-46


                       APPLEBEE'S NEIGHBORHOOD GRILL & BAR

                               FRANCHISE AGREEMENT

This Agreement is made this ________ day of _____________________,  20______, by
and   between   APPLEBEE'S   INTERNATIONAL,   INC.,   a   Delaware   corporation
("FRANCHISOR"),         _____________________________________________,         a
(_______________ corporation, sole proprietorship, _______________ partnership, _______________ limited partnership [strike inappropriate language]) ("FRANCHISEE") and ______________________________ (collectively, the "PRINCIPAL SHAREHOLDERS" and, individually, a "PRINCIPAL SHAREHOLDER" of Franchisee if a corporation or general partner if Franchisee is a limited partnership having as
its         general          partner         a         corporation)          and
______________________________________________________________________________
("GENERAL PARTNER" of Franchisee if Franchisee is a limited partnership).*

       * (If Franchisee is not a corporation or a sole proprietorship, or if Franchisee is a limited liability company, the parties hereto hereby agree that an Addendum shall be attached to this Agreement so as properly to reflect the responsibilities of the partners of any general partnership, the general partner of any limited partnership and the shareholders of any corporate general partner of any partnership, or the members of any limited liability company.)

WITNESSETH:

                                    RECITALS

       A. Franchisor owns the rights to develop and operate a unique system of restaurants which specialize in the sale of high quality, moderately priced food and alcoholic beverages in an attractive, casual setting, which includes proprietary rights in certain valuable trade names, service marks and trademarks, including the service mark Applebee's Neighborhood Grill & Bar and variations of such mark, designs, decor and color schemes for restaurant premises, signs, equipment, procedures and formulae for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, operating methods, financial control concepts, training facilities and teaching techniques ("the System").

       B. Franchisor established, through its own development and operation, and through the granting of franchises, a chain of Applebee's Neighborhood Grill & Bar restaurants which are distinctive; which are similar in appearance, design and decor; and which are uniform in operation and product consistency.

       C. The value of Franchisor's trade names, service marks and trademarks is based upon: (1) the maintenance of uniform high quality standards in connection with the preparation and sale of Franchisor-approved food and beverage products,
(2) the uniform high standards of appearance of the individual restaurant units in the System, (3) the use of distinctive trademarks, service marks, building designs and advertising signs representing a uniformly high quality of product and services, and (4) the assumption by Franchisor and its franchisees of the obligation to maintain and enhance the goodwill and public acceptance of the System (and of Franchisor's trade names, service marks and trademarks) by strict adherence to the high standards required by Franchisor.

       D. Franchisor, Franchisee and the Principal Shareholders have entered into a Development Agreement dated __________________, 20______ ("Development Agreement"), relating to the development by Franchisee of Applebee's Neighborhood Grill & Bar restaurants.

       E. Franchisee desires to use the System in connection with the operation of an Applebee's Neighborhood Grill & Bar restaurant at the location which is specified in Subsection 1.1 of this Agreement, pursuant to the terms, conditions and provisions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual obligations contained herein, it is hereby agreed as follows:

1.     FRANCHISE GRANT AND TERM

       1.1 Franchisor grants Franchisee, for the term stated below, the right, license and privilege:

               (a) to use the System  incident to the operation of an Applebee's
       Neighborhood        Grill        &        Bar        restaurant        at
       __________________________________________________ (the "Restaurant");

               (b) to use the trade names, service marks and trademarks which Franchisor shall from time to time designate as part of the System, but only in connection with the sale at the Restaurant of those products which Franchisor has designated and approved; and

               (c) to hold itself out to the public as a Franchisee of Franchisor.

       1.2 The term of the franchise shall commence as of the Commencement Date, as hereinafter defined, and shall end twenty (20) years thereafter, unless this Agreement is terminated prior to that date in accordance with its provisions. "Commencement Date," as used herein, shall mean the date upon which the Restaurant opens for business. The parties agree to affix to this Agreement an addendum expressly setting forth the Commencement Date, which, when so affixed, shall become a part of this Agreement.

       1.3 At the expiration of the term hereof, Franchisee shall have an option to operate the Restaurant for four (4) successive terms of five (5) years (unless the franchise agreement with respect to that additional term is sooner terminated in accordance with its provisions), provided that immediately prior to each such five (5) year term (a) Franchisee satisfies the requirements which Franchisor then-imposes on its new franchisees, (b) all other restaurant units within the System which Franchisee then-operates substantially comply, in the opinion of Franchisor, with Franchisor's then-current standards, specifications, requirements and instructions, and (c) Franchisee executes the form of franchise agreement which Franchisor is then using with respect to new restaurants within the System, with the amount of royalty and advertising fees payable at the rates then-prevailing under the franchise agreements which Franchisor is then using for new restaurants within the System, and Franchisee pays to Franchisor for each of said five (5) year periods a franchise fee equal to ten percent (10%) of the prevailing franchise fee paid by new franchisees at that time. Any franchise agreement which Franchisee executes for such additional term will also contain options to obtain an assignment of Franchisee's lease with a third party and/or to purchase certain property or to purchase or lease the Restaurant premises exercisable by Franchisor upon termination thereof and an option to purchase or lease the Restaurant premises exercisable by Franchisor upon expiration of the renewal term (subject to any then-existing renewal rights of Franchisee). Such options will contain provisions substantially similar to the provisions of Franchisor's options described in Subsection 19.4 hereof. Franchisee shall give Franchisor written notice of its desire to exercise its option to operate the Restaurant for an additional term no earlier than twelve (12) months, and no later than seven (7) months, prior to expiration of the initial term. If Franchisee gives that notice, Franchisor, in its sole discretion, reasonably exercised, shall determine whether Franchisee has satisfied the foregoing requirements. Within forty-five (45) days of receiving the notice described above, Franchisor shall notify Franchisee in writing whether or not Franchisee is eligible to exercise the option described in this Subsection.

       1.4 During the period from the date of this Agreement to the expiration or earlier termination of this Agreement, Franchisor shall not establish a restaurant unit utilizing the System, or license another franchisee to establish a restaurant unit utilizing the System, at any location within the lesser of a three (3) mile radius of the Restaurant or a radius from the Restaurant which includes either a daytime or residential population of forty thousand (40,000) or more people. Notwithstanding the foregoing, Franchisor may establish a restaurant unit or may license a restaurant unit to a third party within the geographic area set forth in the preceding sentence, provided that (i) such restaurant is located within an airport (serviced by one or more public or charter carrier), arena, stadium, state or national park, or military fort, post or base, or (ii) does not utilize the System or utilize the Applebee's Neighborhood Grill & Bar service mark.

       1.5 Franchisee, in consideration of the benefits and privileges provided to it by this Agreement, agrees to operate the Restaurant and perform as required hereunder for the full term of this Agreement.

       1.6 This Agreement is entered into pursuant to and subject to the terms and conditions which are set forth in the Development Agreement.

2.     UNIFORM STANDARDS

       2.1 The System is a comprehensive restaurant system for the retailing of certain uniform and quality food and beverage products (including alcoholic beverages), emphasizing a varied menu of high quality, moderately priced food products (including appetizers, creative sandwiches, dinner entrees and desserts), a selection of alcoholic and other beverages, and prompt and courteous service in a clean, wholesome, casual atmosphere. The foundation of the System is the establishment and maintenance of a reputation among the public for the operation of high quality restaurant units. A fundamental requirement of the System, this Franchise Agreement and franchises which Franchisor will grant to others is adherence by all franchisees to Franchisor's standards and policies providing for the uniform operation of all restaurant units within the System, including, but not limited to, (a) selling only those products which Franchisor has designated and approved, (b) using only Franchisor's prescribed building layout and designs, equipment, signs, interior and exterior decor items, fixtures and furnishings, (c) adhering strictly to Franchisor's standards and specifications relating to the selection, purchase, storage, preparation, packaging, service and sale of all food and beverage products being sold at the Restaurant, and (d) satisfying all of Franchisor's prescribed standards of quality, service and cleanliness. Compliance by all franchisees with the foregoing standards and policies in conjunction with the use of Franchisor's trade names, service marks and trademarks provides the basis for the wide public acceptance of the System and its valuable goodwill. Accordingly, strict adherence by all franchisees to all aspects of the System is required at all times.

       2.2 The provisions of the Agreement shall be interpreted to give effect to the intent of the parties stated in this Section 2 to assure that Franchisee shall operate the Restaurant in conformity with the System, through strict adherence to Franchisor's standards and policies as they now exist and as they may be modified from time to time.

3.     COMPLIANCE WITH THE SYSTEM

       Franchisee acknowledges that every component of the System is important to Franchisor, to all franchisees and to the operation of the Restaurant, including the requirements (a) that only those products designated and approved by the Franchisor are sold at the Restaurant, and (b) that there is uniformity of food and beverage specifications, preparation methods, quality, appearance, building and interior design, color and decor, landscaping, facilities and service among all restaurant units in the System. Accordingly, Franchisee agrees to and shall comply with all aspects of the System (as it now exists and as it may be modified from time to time). Franchisee recognizes and agrees that Franchisor may prohibit the use of the System and its trade names, notwithstanding the granting of this Agreement, if Franchisee fails to design, construct, equip or furnish its Restaurant in compliance with the specifications designated by Franchisor, unless prior written approval has been received from Franchisor.

4.     GENERAL SERVICES OF FRANCHISOR

       4.1 Franchisor shall advise and consult with Franchisee periodically in connection with the operation of the Restaurant, and at other reasonable times upon Franchisee's request. Franchisor will provide to Franchisee such of its know-how, new developments, techniques and improvements in areas of restaurant design, management, food and beverage preparation, sales promotion and service concepts as may be pertinent to the construction and operation of the Restaurant under the System. Franchisor may provide the foregoing information (a) by sending representatives to visit the Restaurant, (b) by providing written or other material, (c) at meetings or seminars, and (d) at training sessions at Franchisor's training facility and/or such other locations as may be selected by Franchisor from time to time. Franchisor also shall make available to Franchisee all additional services, facilities, rights and privileges which Franchisor makes available from time to time to its franchisees of the System generally.

       4.2 For approximately eight (8) days prior to the opening of the Restaurant and the first six (6) days that the Restaurant is open for business, Franchisor shall provide Franchisee, at Franchisor's expense, with the services of up to a maximum of six (6) of Franchisor's training personnel to facilitate proper operation of the kitchen, bar and dining room areas during that period and to assist in correcting any operational problems which may arise.

       4.3 From time to time during the term of this Agreement, Franchisor will develop and test new menu items. The menu consists of approved national food and beverage selections. Franchisee shall comply with all menu changes which generally occur every six (6) months. The menu may be modified to reflect food and beverage items peculiar to Franchisee's local area, subject to Franchisor's testing and approval.

5.     RESTAURANT SYSTEM AND PROCEDURES

       5.1 Franchisor shall furnish Franchisee with advice and assistance in managing and operating the Restaurant, and Franchisor's representatives will visit the Restaurant periodically. Franchisor will assist Franchisee in coordinating the Restaurant's pre-opening activities, and as noted more particularly in Subsection 4.2 hereof, shall provide Franchisee with the services of certain of Franchisor's personnel to facilitate proper operation of the Restaurant when it opens for business.

       5.2 Franchisee shall designate an employee who will supervise the Restaurant, and devote his or her full time, best efforts and constant personal attention to the day-to-day operation of the Restaurant (the "General Manager"). Franchisee also shall designate an employee who will supervise the Restaurant kitchen, and devote his or her full time, best efforts and constant personal attention to the day-to-day operation of the Restaurant kitchen (the "Kitchen Manager").

       5.3 Franchisee shall require that the General Manager, the Kitchen Manager and each of Franchisee's employees who serve as Restaurant managers to maintain his or her principal personal residence within a usual driving time of not more than approximately one (1) hour from the Restaurant. Franchisor reserves the right to require that, as a condition of his or her employment, the General Manager must successfully complete Franchisor's interview process and a psychological profile test in a manner which satisfies a uniform standard established by Franchisor. The test shall be administered by Franchisor, or by a testing agency designated by Franchisor, at Franchisee's expense.

       5.4 Unless Franchisor shall have given its prior written approval, Franchisee shall keep the Restaurant open for business only during the hours which are specified by Franchisor in the Franchise Operations Manual or in such other materials or manuals provided or made available by Franchisor to Franchisee (collectively the "Manuals"), provided that such hours do not conflict with state laws or local ordinances relating to the sale of alcoholic beverages or governing the hours during which restaurant establishments may be open for business. In addition, Franchisee expressly agrees to:

               (a) operate the Restaurant in a clean, safe and orderly manner, providing courteous, first-class service to the public;

               (b) diligently promote and make every reasonable effort to increase the business of the Restaurant;

               (c) advertise the business of the Restaurant by the use of the Franchisor's trade names, service marks and trademarks and such other insignia, slogans, emblems, symbols, designs and other identifying characteristics as may be developed or established from time to time by Franchisor and included in the Manuals, subject to the limitations of Subsections 8.4 and 8.5 hereof;

               (d) prohibit and, to the best of Franchisee's ability, prevent the use of the Restaurant for any immoral or illegal purpose, or for any other purpose, business activity, use of function which is not expressly authorized hereunder or in the Manuals; and

               (e) comply fully with all applicable laws and regulations, including, but not limited to, those relating to building construction, maintenance and safety, environmental, fire prevention, food safety, public access and the sale of alcoholic beverages.

       5.5 Franchisee hereby acknowledges receipt and loan of a copy of the Manuals heretofore or hereinafter furnished to Franchisee, and agrees to faithfully, completely and continuously perform, fulfill, observe and follow all instructions, requirements, standards, specifications, systems and procedures contained therein, including (a) those relating to the construction, design, decor, building and equipping of the Restaurant, (b) those relating to the selection, purchase, storage, preparation, packaging, service and sale of all products being sold at the Restaurant, (c) those relating to the maintenance and repair of Restaurant building, grounds, equipment, signs, interior and exterior decor items, fixtures and furnishings, and (d) those relating to employee uniforms and dress, accounting, bookkeeping, record retention, and other business systems, procedures and operations. The Manuals are incorporated herein by reference and hereby made part of this Agreement. Franchisee acknowledges and agrees that the materials contained in the Manuals are integral, necessary and material elements of the System.

       5.6 Franchisee understands, acknowledges and agrees that strict conformity with the System, including the standards, specifications, systems, procedures, requirements and instructions contained in this Agreement and in the Manuals, is vitally important, not only to the success of Franchisor, but to the collective success of all of Franchisor's other franchisees, by reason of the benefits which Franchisor and all of its franchisees will derive from uniformity in products sold, identity, quality, appearance, facilities and service among all restaurant units which are part of the System. Without limiting the generality of the foregoing provisions, Franchisee agrees to adhere strictly to the requirements in the Manuals relating (a) to the construction, design, decor, building and equipping of the Restaurant, (b) to the maximum permissible ratio of sales of alcoholic beverages to sales of food at the Restaurant, and (c) to the limitations on the number of video games or similar devices which may be placed on the Restaurant premises. Any failure to adhere to the standards, specifications, systems, requirements or instructions contained in this
Agreement or in the Manuals shall constitute a material breach of this Agreement.

       5.7 Franchisor shall have the right, at any time and from time to time, in the good faith exercise of its reasonable business judgment, consistent with the overall best interests of the System generally, having due regard for the financial burden which may be placed upon its franchisees, to revise, amend, delete from and add to the System and the material contained in the Manuals. Franchisee expressly agrees to comply with all such revisions, amendments, deletions and additions.

       5.8 Franchisee shall offer for sale from the Restaurant, at all times when the Restaurant is open for business, only the products which are expressly designated in the Manuals, except, as noted more particularly in Subsection 4.3, to the extent that Franchisee has obtained Franchisor's prior written consent to a modification of that requirement. No product shall be offered or sold at or from the Restaurant under, or in connection with, any trademark or service mark other than Franchisor's designated trademarks and service marks without Franchisor's prior written consent.

       5.9 Franchisee shall obtain all food and beverage products, equipments, signs, interior and exterior decor items, fixtures, furnishings, supplies, and other products and materials required for the operation of or sold at the Restaurant solely from suppliers (including manufacturers, distributors and other sources) who demonstrate, to Franchisor's continuing reasonable satisfaction, the ability to meet Franchisor's then-current standards and specifications for such items; who possess adequate quality controls and capacity to supply Franchisee's needs promptly and reliably; and who have been approved in writing by Franchisor and not thereafter disapproved. The Manuals contain a list of approved suppliers. If Franchisee desires to purchase any items from an unapproved supplier, Franchisee shall submit to Franchisor a written request for such approval, which approval shall not be unreasonably withheld, or shall request the supplier itself to do so. Franchisor shall have the right to inspect the supplier's facilities, and to require that samples from the supplier be delivered, at Franchisor's option, either to Franchisor or to an independent, certified laboratory designated by Franchisor for testing. Franchisee or the supplier shall pay the costs of any such test. Franchisor shall notify Franchisee in writing within forty-five (45) days of receiving any such request whether it disapproves the supplier. Failure by Franchisor to so notify Franchisee within that period shall be deemed to constitute Franchisor's approval of such supplier. Franchisor reserves the right, at its option, to reinspect the facilities and retest products of any such approved supplier at any time and to revoke its approval upon the supplier's failure to continue to meet any of Franchisor's criteria. Notwithstanding the foregoing, any supplier of goods having any trademark, trade name, service mark, logo or symbol owned by Franchisor shall not be approved to supply Franchisee such goods until such supplier has entered a written agreement with Franchisor regarding the production, use and sale of such goods.

       5.10 No food or beverage product, interior or exterior decor item, sign, item of equipment, fixtures, furnishings or supplies, or other product or material required for the operation of the Restaurant, which bears any of Franchisor's trade names, service marks or trademarks, shall be used or sold in or upon the Restaurant premises unless the same shall have been first submitted to and approved in writing by Franchisor.

       5.11 The Manuals and all related material furnished to Franchisee hereunder are and shall remain the property of Franchisor, and must be returned to Franchisor, along with any copies made thereof, immediately upon request or upon the expiration or earlier termination of this Agreement.

6.     TRAINING

       6.1 Franchisor shall make its operations training course available to the General Manager, the Kitchen Manager, and Franchisee's Assistant Managers and other Restaurant managers.

       6.2 Before the Restaurant opens for business, and thereafter as replacement personnel are employed by Franchisee, the General Manager, the Kitchen Manager and each Assistant Manager shall attend Franchisor's operations training facility for such period of time as Franchisor shall deem reasonably necessary, and shall successfully complete that course to Franchisor's reasonable satisfaction. If the General Manager, Kitchen Manager or an Assistant Manager fails to successfully complete Franchisor's operations training course, Franchisor may require designation of a new General Manager, Kitchen Manager or Assistant Manager, as the case may be, and Franchisee shall designate a new General Manager, Kitchen Manager or Assistant Manager, who shall be required to successfully complete such training course.

       6.3 The General Manager, the Kitchen Manager and each Assistant Manager shall, from time to time as reasonably required by Franchisor, attend and successfully complete to Franchisor's reasonable satisfaction a Franchisor-provided refresher course in restaurant operations.

       6.4 Franchisee shall be responsible for the Restaurant's compliance with the operating standards, methods, techniques and material taught at Franchisor's operations training course, and shall cause the employees of the Restaurant to be trained in such standards, methods and techniques as are relevant to the performance of their respective duties.

       6.5 Attendance of the General Manager, the Kitchen Manager and each Assistant Manager at any of Franchisor's training courses shall be tuition-free. Franchisee shall pay all other costs and expenses relating to the attendance of Franchisee's personnel at any of Franchisor's training courses, including, without limitation, the cost of travel, lodging, meals, and other related and incidental expenses.

7.     RESTAURANT MAINTENANCE

       7.1 Franchisee shall, at Franchisee's sole cost and expense, maintain the Restaurant in conformity with the standards, specifications and requirements of the System, as the same may be designated by Franchisor from time to time. Franchisee specifically agrees to repair or replace, at Franchisee's cost and expense, equipment, signs, interior and exterior decor items, fixtures, furnishings, supplies, and other products and materials required for the operation of the Restaurant as necessary or desirable, and to obtain, at Franchisee's cost and expense, any new or additional equipment, signs, interior and exterior decor items, fixtures, furnishings, supplies, and other products and materials which may be reasonably required by Franchisor for new products or procedures. Except as may be expressly provided in the Manuals, no alterations or improvements, or changes of any kind in design, equipment, signs, interior or exterior decor items, fixtures or furnishings shall be made in or about the Restaurant or Restaurant premises without the prior written approval of Franchisor in each instance.

       7.2 In order to assure the continued success of the Restaurant, Franchisee shall, at any time from time to time after ________________, _________, (i.e., six [6] years after the date of this Agreement) as reasonably required by Franchisor (taking into consideration the cost and then-remaining term of this Agreement), modernize the Restaurant premises, equipment, signs, interior and exterior decor items, fixtures, furnishings, supplies, and other products and materials required for the operation of the Restaurant, to Franchisor's then-current standards and specifications, provided that at the time Franchisor requires Franchisee to so modernize the Restaurant premises at least twenty-five percent (25%) of Franchisor-owned and operated Restaurants meet such standards and specifications. Franchisee's obligations under this Subsection are in addition to, and shall not relieve Franchisee from, any of its other obligations under this Agreement, including those contained in the Manuals.

       7.3 If Franchisee is or becomes a lessee of the Restaurant premises, Franchisee shall have included in the lease provisions expressly permitting both Franchisee and Franchisor to take all actions and make all alterations referred to under Subsections 7.1 and 7.2 hereof, requiring the lessor thereunder to give Franchisor reasonable notice of any contemplated termination, and providing that Franchisee has the unrestricted right to assign the lease to Franchisor without the lessor having any right to impose conditions on such assignment or to obtain any payment in connection therewith. Franchisee shall not, without the prior written consent of Franchisor, execute any lease or other agreement which imposes, or purports to impose, any limitations on the ability of Franchisee and/or of Franchisor to operate additional restaurants at any particular location beyond the geographic limitation set forth in Section 1.4 hereof, or any lease the term of which is shorter than the term of this Agreement.

8.     ADVERTISING

       8.1 Franchisor shall develop and administer advertising, public relations and sales promotion programs designed to promote and enhance the collective success of all restaurant units in the System. It is expressly understood, acknowledged and agreed that in all phases of such advertising and promotion, including, without limitation, type, quantity, timing, placement and choice of media and medium, market areas, advertising agencies and public relations firms, Franchisor's decisions shall be final and binding. Franchisee shall have the right to participate actively in all such advertising, public relations and sales promotion programs, but only in full and complete accordance with such terms and conditions as may be established by Franchisor for each such program.

       8.2 Franchisee shall pay Franchisor, in the manner described in Section 9 hereof, a minimum dollar amount equal to two and one-tenth percent (2.1%) of Franchisee's gross sales, as defined in Subsection 9.3 hereof. Such funds shall become the sole and absolute property of Franchisor, to be allocated to a separate "advertising account" established by Franchisor. Franchisor shall use such funds for market studies, advertising and marketing studies or services, production of commercials, advertising copy and layouts, traffic costs, agency fees, marketing personnel, or any other costs associated with the development, marketing and testing of advertising, and for the purchase of advertising time, space or materials in national, regional or other advertising media, in a manner determined by Franchisor in its sole discretion. Within six (6) months following the end of Franchisor's fiscal year, Franchisor shall provide all franchisees with an accounting of all amounts received from them and expended by Franchisor for the matters set forth above. In addition, Franchisee shall expend a minimum dollar amount equal to one and one-half percent (1.5%) of Franchisee's gross sales, for local promotional activities, subject to the provisions of Subsections 8.4 and 8.5 hereof. Franchisor shall have the right at all times to review Franchisee's books and records, and to require Franchisee to produce evidence of its gross sales and local promotional activities, to ensure Franchisee's compliance with this Section. Any amount determined by said audit to be due Franchisor as part of the advertising fee will be paid to Franchisor by Franchisee within ten (10) days thereafter. At any time after execution of this Agreement, Franchisor may in its sole discretion increase, to a maximum of four percent (4%) of gross sales, the percentage of gross sales which Franchisee shall be required to pay to Franchisor for allocation to a separate advertising account pursuant to this Subsection 8.2. Franchisor shall use the funds paid pursuant to that increased percentage requirement solely for the purchase of advertising time, space or materials in national, regional or other advertising media, in a manner determined by Franchisor in its sole discretion, provided that in each calendar year (or other twelve [12] month period established by Franchisor) in which Franchisor makes expenditures for advertising from such an advertising account, so long as Franchisee is in compliance with its obligations hereunder, Franchisor's expenditures for advertising in the Territory encompassed by the Development Agreement (including expenditures for national or regional advertising in media which reach that Territory) shall be on a basis which is roughly proportional to Franchisee's contribution to that advertising account during that calendar year or other twelve (12) month period. Franchisor also may increase the percentage of gross sales which Franchisee shall be required to spend for local promotional activities, provided however, that in no event shall Franchisee be required to make payments pursuant to this Subsection
8.2 in a dollar amount in excess of five percent (5%) of gross sales.

       8.3 Franchisee shall submit to Franchisor, for Franchisor's approval, an advertising campaign plan relating to the promotion of the opening of the Restaurant which is sufficient to meet the needs of the market. The Manuals contain a Press Release kit to assist Franchisee in this regard. Franchisee shall conduct the approved advertising campaign and make all expenditures for advertising to promote the opening of the Restaurant no later than sixty (60) days after the Restaurant opens for business. Franchisor will reimburse fifty percent (50%) of Franchisee's out-of-pocket opening advertising expenditures up to a maximum of two thousand five hundred dollars ($2,500), if Franchisee meets the following criteria:

               (a) Franchisee's opening advertising expenditures are made within sixty (60) days after the opening of the Restaurant;

               (b)  Franchisee  submits to Franchisor  within one hundred twenty
       (120) days after the opening of the Restaurant documentation for the opening advertising expenditures, such as paid invoices from suppliers of goods or services evidencing expenditure on the opening advertising promotion; and

               (c) Franchisee's opening advertising expenditures are made pursuant to the approved advertising campaign plan and in accordance with the Grand Opening Reimbursement Program Policy Guidelines set forth in the Manuals.

       8.4 Nothing in the foregoing Subsections shall be deemed to prohibit Franchisee from making additional expenditures for local promotional activities. All of the Franchisee's local promotional activities shall utilize approved advertising media. "Approved advertising media" are limited to the following:

               (a)  Newspapers, magazines and other such periodicals;

               (b)  Radio and television;

               (c) Outdoor advertising by signs displayed on billboards or buildings; and

               (d)  Handbills, flyers, door-hangers and direct mail.

In the event Franchisee wants to use a form of advertising medium not set forth above, Franchisee shall submit a description of such medium and advertising to Franchisor. Franchisor shall notify Franchisee whether it approves the use of such medium within thirty (30) days of Franchisee's request. Failure by Franchisor to so notify Franchisee within that period shall be deemed to constitute Franchisor's approval of such request. Guidelines for local promotional activities are contained in the Manuals, including Franchisee's required participation in any co-operative marketing program.

       8.5 All advertising copy and other materials employed by Franchisee in local promotional activities shall be in strict accordance and conformity with the standards, formats and specimens contained in the Manuals and shall receive the prior approval of Franchisor. In the event Franchisee wishes to deviate from the materials contained in the Manuals, Franchisee shall submit, in each instance, the proposed advertising copy and materials to Franchisor for approval in advance of publication. Franchisor shall notify Franchisee in writing, within fifteen (15) days of such submission, whether Franchisor disapproves such advertising copy and materials. Failure by Franchisor to so notify Franchisee within that period shall be deemed to constitute Franchisor's approval of such advertising copy and materials. In no event shall Franchisee's advertising contain any statement or material which may be considered (a) in bad taste or offensive to the public or to any group of persons, (b) defamatory of any person or an attack on any competitor, (c) to infringe upon the use, without permission, of any other persons' trade name, trademark, service mark or identification, or (d) inconsistent with the public image of Franchisor or of the System.

9.     FEES

       9.1 As partial consideration for the rights granted hereunder, Franchisee shall pay Franchisor:

               (a) an initial franchise fee of _____________________ dollars ($__________), to be paid in the manner prescribed in Subsection 4.l of the Development Agreement as payment for the grant of the franchise;

               (b) a monthly royalty fee as determined by Franchisor, not to exceed five percent (5%) of each calendar month's gross sales, as provided in Subsection 4.3 of the Development Agreement, as payment for Franchisee's continuing right to operate the Restaurant as part of the System (see Exhibit 1); and

               (c) a monthly advertising fee equal to such percentage of each calendar month's gross sales as Franchisor may require pursuant to Subsection 8.2 hereof.

       9.2 The fees referred to in Subsections 9.l(b) and (c) (the "Fees") shall be paid by check mailed and postmarked on or before the twelfth day of the next full month immediately following the month to which the Fees relate. Any Fees, including the initial franchise fee, which are not paid when due shall bear interest from and after the due dates thereof at the rate of eighteen percent (18%) per annum or the highest rate permitted by applicable law, whichever is less.

       9.3 (a) Except as provided in Subsection 9.3(b) hereof, the term "gross sales," as used in this Agreement, shall mean all receipts (cash, cash equivalents or credit) or revenues from sales from all business conducted upon or from the Restaurant premises, whether evidenced by check, cash, credit, charge account, exchange or otherwise, including, but not limited to, amounts received from the sale of goods, wares and merchandise (including sales of food, beverages and tangible property of every kind and nature, promotional or otherwise), from all services performed from or at the Restaurant premises, and from all orders taken or received at the Restaurant premises, regardless of where such orders are filled. Gross sales shall not be reduced by any deductions for cash shortages incurred in connection with the transaction of business with customers, credit card company charges or theft which is reimbursed by insurance or is not reported to the appropriate police authorities. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be first made, irrespective of the time when Franchisee shall receive payment (whether full or partial) therefor.

               (b) Gross sales shall not include: (i) the sale of merchandise for which cash has been refunded or, except as provided in the second sentence of Subsection 9.3(a), not received, or allowances made for merchandise, if the sales of any such returned or exchanged merchandise shall have been previously included in gross sales, (ii) the amount of any sales tax imposed by any federal, state, municipal or other governmental authority directly on sales and intended to be collected from customers, provided that the amount thereof is added to the selling price and actually paid by the Franchisee to such governmental authority, (iii) the sale of merchandise for which a gift certificate is redeemed, provided that the initial sale of said gift certificate shall have been previously included in gross sales, (iv) the sale of waste products of the Restaurant, (v) telephone, game and vending machine revenues,
(vi) the sale of non-food items or beverages at a discount in connection with a promotional campaign, (vii) one-time sale of furniture, fixtures or equipment, and (viii) theft which is not covered by insurance and is reported to the appropriate police authorities. In addition, Franchisor may, from time to time, in writing, permit or allow certain other items to be excluded from gross sales. Any such permission or allowance may be revoked or withdrawn at Franchisor's discretion.

10.    RECORD KEEPING

       10.1 Franchisee shall employ a point of sale system approved by Franchisor, without modification, in connection with the business of the Restaurant. Franchisee shall use such bookkeeping and record keeping forms as shall be prescribed in the Manuals.

       10.2 Franchisee shall complete and submit to Franchisor, on a regular, continuous basis, each of the following reports, in the form specified in the
Manuals:

               (a) monthly Restaurant reports, on or before the twelfth day of each calendar month following the month to which the report relates;

               (b) annual Restaurant reports, on or before the fifteenth day of April of each year; and

               (c) weekly gross sales reports, on or before the Tuesday following the calendar week to which the report relates.

       10.3 The annual Restaurant reports referred to above shall include a balance sheet dated as of the end of Franchisee's fiscal year or calendar year and a profit and loss statement for such year, together with such additional financial information as Franchisor may reasonably request. Such balance sheet and profit and loss statement shall be prepared in accordance with generally accepted accounting principles, certified as correct and complete by Franchisee's chief executive officer, president, chief financial officer or controller and reported on and reviewed by an independent state-licensed certified public accountant. If Franchisee fails to provide Franchisor with such balance sheet and profit and loss statement, Franchisor shall have the right to have an independent audit made of Franchisee's books and records, and Franchisee shall promptly reimburse Franchisor for the cost thereof.

       10.4 Each of the reports referred to in this Section 10 shall be completed by Franchisee or its accountant in the respective specimen forms, and in accordance with the instructions, contained in the Manuals. Subsection 10.3 notwithstanding, time is of the essence with respect to the completion and submission of each such report.

11.    FRANCHISEE ORGANIZATION, AUTHORITY,
       FINANCIAL CONDITION AND SHAREHOLDERS

       11.1 Franchisee and each Principal Shareholder represent and warrant that: (a) Franchisee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation; (b) Franchisee is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which its business activities or the nature of the properties owned by it requires such qualification; (c) the execution and delivery of this Agreement and the transaction contemplated hereby are within Franchisee's corporate power; (d) the execution and delivery of this Agreement has been duly authorized by the Franchisee; (e) the articles of incorporation and by-laws of Franchisee delivered to Franchisor are true, complete and correct, and there have been no changes therein since the date thereof; (f) the certified copies of the minutes electing the officers of Franchisee and authorizing the execution and delivery of this Agreement are true, correct and complete, and there have been no changes therein since the date(s) thereof; (g) the specimen stock certificate delivered to Franchisor is a true specimen of Franchisee's stock certificate; (h) the balance sheet of Franchisee as of ____________________, ________ ("Balance Sheet") and the
balance sheets of its Principal Shareholders as of ____________________, ________, heretofore delivered to Franchisor, are true, complete and correct, and fairly present the financial positions of Franchisee and each Principal Shareholder, respectively, as of the dates thereof; (i) the Balance Sheet and each such balance sheet have been prepared in accordance with generally accepted accounting principles; and (j) there have been no materially adverse changes in the condition, assets or liabilities of Franchisee or Principal Shareholders since the date or dates thereof.

       11.2 Franchisee and each Principal Shareholder covenant that during the term of this Agreement: (a) Franchisee shall do or cause to be done all things necessary to preserve and keep in full force its corporate existence and shall be in good standing as a foreign corporation in each jurisdiction in which its business activities or the nature of the properties owned by it requires such qualification; (b) Franchisee shall have the corporate authority to carry out the terms of this Agreement; and (c) Franchisee shall print, in a conspicuous fashion on all certificates representing shares of its stock when issued, a legend referring to this Agreement and the restrictions on and obligations of Franchisee and Principal Shareholders hereunder, including the restrictions on transfer of Franchisee's shares.

       11.3 In addition to the financial information which Franchisee is required to provide to Franchisor under Subsections 10.2 and 11.1 hereof, Franchisee and Principal Shareholders shall provide Franchisor with such other financial information as Franchisor may reasonably request from time to time, including, on an annual basis, copies of the then-most current financial statements of Franchisee and each Principal Shareholder, dated as of the end of the last preceding fiscal year of the Franchisee or Principal Shareholder, said statements to be delivered to Franchisor no later than April 15 of each year, which financial statements shall conform to the standards set forth in Subsection 11.1 hereof.

       11.4 Franchisee and each Principal Shareholder represent, warrant and covenant that all Interests (as defined in Subsection 12.4 hereto) in Franchisee are owned as set forth on Appendix A hereto, that no Interest has been pledged or hypothecated (except in accordance with Section 12 of this Agreement), and that no change will be made in the ownership of any such Interest other than as permitted by this Agreement, or otherwise consented to in writing by Franchisor. Franchisee and Principal Shareholders agree to furnish Franchisor with such evidence as Franchisor may request, from time to time, for the purpose of assuring Franchisor that the Interests of Franchisee and Principal Shareholders remain as represented herein.

       11.5 Each Principal Shareholder, jointly and severally, hereby personally and unconditionally guarantees each of Franchisee's financial obligations to Franchisor (including, but not limited to, all obligations relating to the payment of fees by Franchisee to Franchisor). Each Principal Shareholder agrees that Franchisor may resort to such Principal Shareholder (or any of them) for payment of any such financial obligation, whether or not Franchisor shall have proceeded against Franchisee, any other Principal Shareholder or any other obligor primarily or secondarily obligated to Franchisor with respect to such financial obligation. Each Principal Shareholder hereby expressly waives presentment, demand, notice of dishonor, protest, and all other notices whatsoever with respect to Franchisor's enforcement of this guaranty. In addition, each Principal Shareholder agrees that if the performance or observance by Franchisee of any term or provision hereof is waived or the time of performance thereof extended by Franchisor, or payment of any such financial obligation is accelerated in accordance with any agreement between Franchisor and any party liable in respect thereto or extended or renewed, in whole or in part, all as Franchisor may determine, whether or not notice to or consent by any Principal Shareholder or any other party liable in respect to such financial obligations is given or obtained, such actions shall not affect or alter the guaranty of each Principal Shareholder described in this Subsection.

12.    TRANSFER

       12.1 There shall be no Transfer of any Interest of Franchisee, or of a Principal Shareholder in Franchisee, in whole or in part (whether voluntarily or by operation of law), directly, indirectly or contingently, except in accordance with the provisions of this Section 12. "Transfer" and "Interest" are defined in Subsections 12.2, 12.3 and 12.4. Any proposed Transfer also shall be subject to the provisions of the Development Agreement, which are incorporated herein by reference.

       12.2 Except as provided in Subsection 12.3, "Transfer" shall mean any assignment, sale, pledge, hypothecation, gift or any other event which would change ownership of or change or create a new Interest, including, but not limited to:

               (a) any change in the ownership of or rights in or to any shares of stock or other equity interest in Franchisee which would result from the act of any shareholder of Franchisee ("Shareholder"), such as a sale, exchange, pledge or hypothecation of shares, or any interest in or rights to any of Franchisee's profits, revenues or assets, or any such change which would result by operation of law; and

               (b) any change in the percentage interest owned by any Shareholder in the shares of stock of Franchisee, or interests in its profits, revenues or assets which would result from any act of Franchisee such as a sale, pledge or hypothecation of any Restaurant assets (other than a pledge of assets to secure bona fide loans made or credit extended in connection with acquisition of the assets pledged, provided that immediately before and after such transaction the net worth of Franchisee shall not be less than the amount which is reflected on the Balance Sheet referred to in Subsection 11.1 of this Agreement); any sale or issuance of any shares of Franchisee's stock; the retirement or redemption of any shares of Franchisee's stock; or any sale or grant to any person of any right to participate in or otherwise to share or become entitled to any part of Franchisee's profits, revenues, assets or equity.

       12.3 "Transfer" shall not include (a) a change in the ownership of or rights to any shares or other equity interest in Franchisee pursuant to a public offering of Franchisee's securities registered under the Securities Act of 1933, or (b) a change in the ownership of or rights to any securities or other equity interest in Franchisee pursuant to a private offering of Franchisee's securities exempted from registration under such Act, provided that Franchisee provides Franchisor with a copy of its prospectus and/or offering memorandum ten (10) days prior to its filing with the Securities and Exchange Commission or circulation to third parties so that Franchisor may comment and, if necessary, correct any information concerning Franchisor and/or the System, and further provided that after giving effect to such public or private offering, the Principal Shareholders, or any of them, "control" Franchisee. For purposes of this Section 12, "control" means either (1) owning legal and equitable title to fifty-one percent (51%) or more of the outstanding voting securities of Franchisee, which are not subject to a proxy granted to or contract with any other person or party granting that party the right to vote part or all of such securities, or (2) having and continually exercising the contractual power presently to designate a majority of the directors of Franchisee.

       12.4 "Interest" shall mean: when referring to interests or rights in Franchisee, any shares of Franchisee's stock and any other equitable or legal right in or to any of Franchisee's stock, revenues, profits or assets; when referring to rights or assets of Franchisee, Franchisee's rights under and interest in this Agreement, the Restaurant and its revenues, profits and assets.

       12.5 (a) The Interest of a Principal Shareholder may be transferred to such Principal Shareholder's spouse or children or to a person designated in such Principal Shareholder's will or trust (individually and collectively referred to as a "Successor"), upon such Principal Shareholder's death or permanent incapacity, without Franchisor's approval, provided that such Successor shall agree to be bound by the restrictions contained in this Section 12, and the other agreements and covenants of the Principal Shareholders contained in this Agreement.

               (b)  The  Interest  of  a  Principal   Shareholder   may  not  be
transferred to another Principal Shareholder without Franchisor's approval, which approval shall not be unreasonably withheld.

               (c) The Interest of a Successor may only be transferred in accordance with Subsection 12.5(b), 12.6, 12.7 or 12.8, regardless of whether such Transfer is for consideration or by gift or will or other device.

       12.6 If at any time the Principal Shareholders desire to dispose of all or substantially all of the Interests of the Principal Shareholders in Franchisee, or the Principal Shareholders (or Franchisee) desire to dispose of all or substantially all of Franchisee's Interest in this Agreement or in the assets which Franchisee has acquired as a result of this Agreement, the Principal Shareholders or Franchisee, as the case may be, shall notify Franchisor of that desire, in writing, thirty (30) days before announcing that fact publicly or engaging the services of a broker or sales agent.

       12.7 (a) If at any time any of the Principal Shareholders or Franchisee, as the case may be, obtains from a third party or third parties a bona fide offer (the "Offer") in writing for the purchase of all or substantially all of the Interests of the Principal Shareholders in Franchisee, or of Franchisee's Interest in this Agreement or in the assets which Franchisee has acquired as a result of this Agreement, the Principal Shareholders or Franchisee shall give notice (the "Selling Notice") to Franchisor stating that the Principal Shareholders or Franchisee, as the case may be, have received the Offer, identifying the prospective purchaser by name and address, specifying the proposed purchase price and attaching a true and complete copy of the Offer.

               (b) Franchisor shall have an option to purchase (the "Option"), exercisable within a period of forty-five (45) days after receipt of the Selling Notice (the "Option Period"), such Interests at the price and on the conditions set forth in the Offer, except that Franchisor shall not be obligated to pay any finder's or broker's fee, and if the Offer provides for payment of consideration other than cash, or if the Offer involves certain intangible benefits, Franchisor may elect to purchase such Interests by offering a reasonable dollar value substitute including, at Franchisor's option, cash or the common stock or other securities of the Franchisor or any combination thereof for the non-cash/intangible benefits part of the Offer.

               (c) The Option shall be exercisable by Franchisor delivering to the Principal Shareholders or Franchisee, as the case may be, within the Option Period, a notice (i) stating that the Option is being exercised, and (ii) specifying the time, date and place at which such purchase and sale will take place, which date shall be within forty-five (45) days after Franchisor delivers such notice. Franchisee shall provide Franchisor access to and copies of such information and documentation Franchisor shall request regarding the purchase. The forty-five (45) day limitation described at the end of the preceding sentence shall not apply if at the end of said forty-five (45) day period the only issue which prevents completion of the purchase and sale is the need to effect transfers of the applicable liquor licenses. In the event of such a delay, the purchase and sale shall take place within seven (7) business days after those liquor licenses have been transferred.

               (d) If the Option is not exercised, the Principal Shareholders or Franchisee, as the case may be, may sell the Interests in or of Franchisee to the third party which made the Offer, on conditions no more favorable to the third-party offerer than those set forth in the Offer, provided that Franchisor approves the proposed transferee in accordance with the criteria set forth in Appendix B and provided further that such sale takes place within ninety (90) days after the expiration of the Option Period. The ninety (90) day limitation described in the preceding sentence shall not apply if at the end of said ninety
(90) day period the issue which prevents completion of the purchase and sale is either the need to effect transfers of the applicable liquor licenses or consent or approval of the transaction by a state or federal regulatory agency. In the event of such a delay, the purchase and sale shall take place within seven (7) business days after those issues have been resolved or waived by Franchisor.

               (e) If the Option is not exercised, the Principal Shareholders or Franchisee, as the case may be, shall immediately notify Franchisor in writing of any change in the terms of an Offer. Any change in the terms of an Offer shall cause it to be deemed a new Offer, conferring upon Franchisor a new Option pursuant to this Subsection 12.7; the Option Period with respect to the new Option shall be deemed to commence on the day on which Franchisor receives written notice of a change in the terms of the original Offer. Provided however, in such an instance, Franchisor shall provide Franchisee its response within fifteen (15) days after Franchisor's receipt of all of the modified terms, unless such changes are deemed material by Franchisor and in such an event, Franchisor shall have a forty-five (45) day period within which to review said changes.

       12.8 (a) Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee and that Franchisor has entered into this Agreement in reliance on the business skill and financial capability of Franchisee, and the business skill, financial capability and personal character of each Principal Shareholder. Except as otherwise provided in this Section 12, the Principal Shareholders shall at all times retain control of Franchisee. Except as otherwise provided in this Section 12, no Transfer of any part of Franchisee's Interest in this Agreement or in the Restaurant, and no Transfer of any Interest of any Principal Shareholder, shall be completed except in accordance with this Subsection 12.8. In the event of such a proposed Transfer of any part of Franchisee's Interest in this Agreement or in the Restaurant, or of any Interest of any Principal Shareholder, the party or parties desiring to effect such Transfer shall give Franchisor notice in writing of the proposed Transfer, which notice shall set forth the name and address of the proposed transferee, its financial condition, including a copy of its financial statement dated not more than ninety (90) days prior to the date of said notice, and all the terms and conditions of the proposed Transfer. Upon receiving such notice, Franchisor may (i) approve the Transfer, or (ii) withhold its consent to the Transfer. Franchisor shall, within forty-five (45) days of receiving such notice and all of the information required therein, advise the party or parties desiring to effect the Transfer whether it (1) approves the Transfer, or (2) withholds its consent to the Transfer, giving the reasons for such disapproval. Failure of Franchisor to so advise said party or parties within that forty-five (45) day period shall be deemed to be an approval of the proposed Transfer. Appendix B sets forth the criteria for obtaining Franchisor's consent to a proposed Transfer.


               (b) In the event that Franchisor approves the Transfer, and the Transfer is not completed within ninety (90) days of the later of (i) expiration of the forty-five (45) day notice period, or (ii) delivery of notice of Franchisor's approval of the proposed Transfer, Franchisor's approval of the proposed Transfer shall automatically be revoked. The ninety (90) day limitation described in the preceding sentence shall not apply if at the end of said ninety
(90) day period the only issue which prevents completion of the Transfer is the need to effect transfers of the applicable liquor licenses. In the event of such a delay, the Transfer shall take place within seven (7) business days after those liquor licenses have been transferred. Any subsequent proposal to complete the proposed Transfer shall be subject to Franchisor's right of approval as provided herein. The party which desires to effect the proposed Transfer shall immediately notify Franchisor in writing of any change in the terms of a Transfer. Any change in the terms of a Transfer prior to closing shall cause it to be deemed a new Transfer, revoking any approval previously given by Franchisor and conferring upon Franchisor a new right to approve such Transfer, which shall be deemed to commence on the day on which Franchisor receives written notice of such changes in terms.

       12.9 In connection with any request for Franchisor's approval of a proposed Transfer pursuant to this Section 12, the parties to the proposed Transfer shall pay Franchisor a nonaccountable fee to defray the actual cost of review and the administrative and professional expenses related to the proposed Transfer and the preparation and execution of documents and agreements, up to a maximum of two thousand five hundred dollars ($2,500).

13.    CONFIDENTIALITY; RESTRICTIONS

       13.1 Franchisee and its Principal Shareholders acknowledge that over the term of this Agreement they are to receive proprietary information which Franchisor has developed over time at great expense, including, but not limited to, information regarding the System, methods of site selection, marketing and public relations methods, product analysis and selection, and service methods and skills relating to the development and operation of restaurants. They further acknowledge that this information, which includes, but is not necessarily limited to, that contained in the Manuals, is not generally known in the industry and is beyond their own present skills and experience, and that to develop it themselves would be expensive, time consuming and difficult. Franchisee and its Principal Shareholders further acknowledge that the Franchisor's information provides a competitive advantage and will be valuable to them in the development of their business, and that gaining access to it is therefore a primary reason why they are entering into this Agreement. Accordingly, Franchisee and its Principal Shareholders agree that Franchisor's information, as described above, which may or may not be "trade secrets" under prevailing judicial interpretations or statutes, is private and valuable, and constitutes trade secrets belonging to Franchisor. Accordingly, in consideration of Franchisor's confidential disclosure to them of these trade secrets, Franchisee and Principal Shareholders agree as follows (subject to the provisions of the Development Agreement and any other franchise agreement between Franchisor and Franchisee):

               (a) During the term of this Agreement, neither Franchisee nor any Principal Shareholder, for so long as such Principal Shareholder owns an Interest in Franchisee, may, without the prior written consent of Franchisor, directly or indirectly engage in, or acquire any financial or beneficial interest (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures) in, advise, help, guarantee loans or make loans to, any restaurant business whose menu or method of operation is similar to that employed by restaurant units within the System which is either (i) located in the Territory, as defined in the Development Agreement, (ii) located in the Area of Dominant Influence (as defined and established from time to time by Arbitron Ratings Company) of any restaurant developed pursuant to the Development Agreement, (iii) located within a five (5) mile radius of any restaurant unit within the System, or (iv) determined by Franchisor, exercising reasonable good faith judgment, to be a direct competitor of the System.

               (b) Neither Franchisee, for two (2) years following the termination of this Agreement, nor any Principal Shareholder, for two (2) years following the termination of all of his or her Interest in Franchisee or the termination of this Agreement, whichever occurs first, may directly or indirectly engage in, or acquire any financial or beneficial interest (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures) in, advise, help, guarantee loans or make loans to, any restaurant business whose menu or method of operation is similar to that employed by restaurant units within the System which is located either (i) in the Territory, as defined in the Development Agreement, (ii) in the Area of Dominant Influence (as defined and established from time to time by Arbitron Ratings Company) of any restaurant developed pursuant to the Development Agreement, (iii) within a five (5) mile radius of any restaurant unit within the System, or (iv) within any area for which an active, currently binding development agreement has been granted by Franchisor to another franchisee as of the date of the termination.

               (c) Neither Franchisee nor any Shareholder shall at any time (i) appropriate or use the trade secrets incorporated in the System, or any portion thereof, in any restaurant business which is not within the System, (ii) disclose or reveal any portion of the System to any person, other than to Franchisee's Restaurant employees as an incident of their training, (iii) acquire any right to use any name, mark or other intellectual property right which is or may be granted by this Agreement, except in connection with the operation of the Restaurant, or (iv) communicate, divulge or use for the benefit of any other person or entity any confidential information, knowledge or know-how concerning the methods of development or operation of a restaurant utilizing the System, which may be communicated by Franchisor in connection with the franchise granted hereunder.

       13.2 Franchisee and Principal Shareholders agree that the provisions of this Section 13 are and have been a primary inducement to Franchisor to enter into this Agreement, and that in the event of breach thereof Franchisor would be irreparably injured and would be without adequate remedy at law. Therefore, in the event of a breach, or a threatened or attempted breach, of any of such provisions Franchisor shall be entitled, in addition to any other remedies which it may have hereunder or at law or in equity (including the right to terminate this Agreement), to a preliminary and/or permanent injunction and a decree for specific performance of the terms hereof without the necessity of showing actual or threatened damage, and without being required to furnish a bond or other security.

       13.3 The restrictions contained in Subsection 13.1(a) and (b) above shall not apply to ownership of less than two percent (2%) of the shares of a company whose shares are listed and traded on a national securities exchange if such shares are owned for investment only, and are not owned by an officer, director, employee, or consultant of such publicly traded company.

       13.4 If any court or other tribunal having jurisdiction to determine the validity or enforceability of this Section 13 determines that it would be invalid or unenforceable as written, then the provisions hereof shall be deemed to be modified or limited to such extent or in such manner as necessary for such provisions to be valid and enforceable to the greatest extent possible.

       13.5 Franchisee shall require the General Manager, the Kitchen Manager and each of its Restaurant managers to execute a confidentiality agreement in the form attached hereto as Appendix C. Franchisee shall be responsible for compliance of its employees with the agreements identified in this Subsection.

14.      INSPECTIONS

       14.1 Franchisor shall have the right at any time, and from time to time, to have its representatives enter the Restaurant premises without notice for the purpose of inspecting the condition thereof and the operation of the Restaurant in order to determine whether Franchisee is in compliance with the standards, specifications, requirements and instructions contained in this Agreement and in the Manuals, and for any other reasonable purpose connected with the operation of the Restaurant.

       14.2 Without limiting the generality of Subsection 14.1, a representative of Franchisor shall be present in the Restaurant to consult with Franchisee or its General Manager once each calendar quarter and, at least semi-annually, a representative shall conduct an inspection/ consultation at the Restaurant (which may be conducted with or without notice). During such inspection, Franchisor's representative will inspect the condition of the Restaurant and observe procedures and operations at the Restaurant. Also during the inspection/consultation, Franchisor's representative will meet with the General Manager and such other Restaurant employees as Franchisor's representative may designate, for the purpose of evaluating the condition and operation of the Restaurant and seeking to maintain or achieve compliance with the standards, specifications, requirements and instructions contained in this Agreement and in the Manuals.

       14.3 Without limiting the generality of Subsection 14.1, Franchisor's representatives shall have the right at all times during normal business hours to confer with Restaurant employees and customers, and to inspect Franchisee's books, records and tax returns, or such portions thereof as pertain to the operation of the Restaurant. All such books, records and tax returns shall be kept and maintained at the principal executive offices of Franchisee or such other place as may be agreed upon by the parties in writing. If any inspection reveals that the gross sales reported in any report or statement are less than the actual gross sales ascertained by such inspection, then the Franchisee shall immediately pay Franchisor the additional amount of fees owing by reason of the understatement of gross sales previously reported, together with interest as provided in Subsection 9.2. In the event that any report or statement understates gross sales by more than three percent (3%) of the actual gross sales ascertained by Franchisor's inspection, Franchisee shall, in addition to making the payment provided for in the immediately preceding sentence, pay and reimburse Franchisor for any and all expenses incurred in connection with its inspection, including, but not limited to, reasonable accounting and legal fees. Such payments shall be without prejudice to any other rights or remedies which Franchisor may have under this Agreement or otherwise. If any inspection reveals that the gross sales reported in any report or statement are greater than the actual gross sales ascertained by such inspection, and that Franchisee thereby has made an overpayment of fees, the amount of the overpayment (without interest) shall be offset against future fees owing by Franchisee to Franchisor.

       14.4 Franchisee shall maintain an accurate stock register. In the event that the beneficial ownership of Franchisee's stock differs in any respect from record ownership, Franchisee also shall maintain a list of the names, addresses and interests of all beneficial owners of its stock. Franchisee shall produce its stock register, and any list of beneficial owners certified by the corporation's secretary to be correct, at its principal executive offices upon ten (10) days prior written request by Franchisor. Franchisor's representatives shall have the right to examine the stock register and any list of beneficial owners, and to reproduce all or any part thereof. Further, upon ten (10) days written notice, Franchisor may request a copy of the list of stockholders and owners of beneficial interests to be forwarded to it at Franchisor's principal office.

15.    RELATIONSHIP OF PARTIES AND INDEMNIFICATION

       15.1 Franchisee is not, and shall not represent or hold itself out as, an agent, legal representative, joint venturer, partner, employee or servant of Franchisor for any purpose whatsoever and, where permitted by law to do so, shall file a business certificate to such effect with the proper recording authorities. Franchisee is an independent contractor and is not authorized to make any contract, agreement, warranty or representation on behalf of Franchisor, or to create any obligation, express or implied, on behalf of Franchisor. Franchisee agrees that Franchisor does not have any fiduciary obligation to Franchisee. Franchisee shall not use the name Applebee's
Neighborhood Grill & Bar (other than in connection with the operation of the Restaurant), or Applebee's International, Inc., or any similar words as part of or in association with any trade name of any business entity which is, directly or indirectly, associated with Franchisee.

       15.2 Franchisee shall indemnify and hold harmless Franchisor and its officers, directors, employees, agents, affiliates, successors and assigns from and against (a) any and all claims based upon, arising out of, or in any way related to the operation or condition of any part of the Restaurant or Restaurant premises, the conduct of business thereat, the ownership or possession of real or personal property, and any negligent act, misfeasance or nonfeasance by Franchisee or any of its agents, contractors, servants, employees or licensees (including, without limitation, the performance by Franchisee of any act required by, or performed pursuant to, any provision of this Agreement), and (b) any and all fees (including reasonable attorneys' fees), costs and other expenses incurred by or on behalf of Franchisor in the investigation of or defense against any and all such claims.

       15.3 In addition to, and not in limitation of, any subsection hereof, Franchisee specifically covenants, represents and warrants that Franchisee is in compliance in all material respects with all federal, state, municipal and local laws governing the generation, use or disposal of hazardous waste or hazardous materials, and any and all other laws designed to protect the environment and that:

               (a) There have been no past, and there are no current or anticipated, releases or substantial threats of a release of a hazardous substance, pollutant or contaminant from or onto the Restaurant or real property upon which the Restaurant is located and referred to in this Agreement ("Premises") which is or may be subject to regulation under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601, et seq.) or other laws designed to protect the environment;

               (b) The Premises have not previously been used, are not now being used and are not contemplated to be used for the treatment, collection, storage or disposal of any refuse or objectionable waste so as to require a permit or approval from the Environmental Protection Agency pursuant to the Hazardous and Solid Waste Amendments of 1984 (96 Stat. 3221) or any other federal, state, county or municipal agency charged with the responsibility of protecting the environment;

               (c) The Premises have not previously been used, are not now being
       used,  and  are  not   contemplated  to  be  used,  for  the  generation,
       transportation, treatment, storage or disposal of any hazardous waste;

               (d) No portion of the Premises are located on or over a "sanitary landfill" or an "open dump" within the meaning of the Resource Conservation and Recovery Act (42 U.S.C. 6941 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984 (96 Stat. 3221);

               (e) No asbestos fibers or materials or polychlorinated biphenyls (PCB's) are on or in the Premises;

               (f) There have not been, nor are there presently pending, any federal or state enforcement actions against the Premises, nor is the Franchisee or its Landlord, if any, subject to any outstanding administrative orders which require ongoing compliance efforts in connection with compliance with laws designed to protect the environment;

               (g) The  Franchisee  has not entered into any consent  decrees or
       administrative   consent   orders  with  any  agency   charged  with  the
       responsibility of protecting the environment;

               (h) There have not been any notices of violation sent to the Franchisee under the Citizens Suit Provisions of any statute;

               (i) The Franchisee has not received any request for  information,
       notice  or  demand   letters  for   administrative   inquiries  from  any
       governmental entity with regard to its environmental practices;

               (j) The Franchisee has maintained all required records under each and every applicable environmental statute and is in full compliance with all environmental permits issued to it by any governmental or regulatory agency;

               (k) The Franchisee maintains all insurance policies as may be required by any applicable law governing the environment;

               (l) The Franchisee has no reason to believe that any operation of equipment on or at the Premises may be the cause of a future spill or release of a pollutant;

               (m) The Franchisee has not in the past, nor is it presently, generating, transporting or disposing of a hazardous substance as defined by Section 9601(12) of CERCLA; and

               (n) The Franchisor shall have the right, at Franchisee's expense, to require an environmental audit of the Premises from a company or companies satisfactory to Franchisor.

16.    INSURANCE

       16.1 Franchisee shall procure before the commencement of Restaurant operations, and shall maintain in full force and effect during the entire term of this Agreement, at its sole cost and expense, an insurance policy or policies protecting Franchisee and Franchisor and their respective officers, directors and employees against any and all claims, loss, liability or expense whatsoever, arising out of or in connection with the condition, operation, use or occupancy of the Restaurant or Restaurant Premises. Franchisee shall procure workers' compensation coverage for each of its employees no later than the first date of such employee's employment. Franchisee shall also insure the Restaurant building and other improvements, equipment, signs, interior and exterior decor items, furnishings and fixtures, and any additions thereto, in accordance with standard fire and extended coverage insurance policies then in effect for similar businesses. Franchisor shall be named as an additional insured in all such policies, workers' compensation excepted, and the certificate or certificates of insurance shall state that the policy or policies shall not be subject to cancellation or alteration without at least thirty (30) days prior written notice to Franchisor. Such policy or policies shall be written by a responsible insurance company or companies satisfactory to Franchisor, and shall be in such form and contain such limits of liability as shall be satisfactory to Franchisor from time to time. In any event, such policy or policies shall include at least the following:

      KIND OF INSURANCE                       MINIMUM LIMITS OF LIABILITY

      Workers' Compensation                   Statutory

      Employer's Liability                    $500,000 bodily injury by accident
                                              $500,000 bodily injury by disease

      General Public Liability,               $1,000,000 each person,
      including Product Liability,            $1,000,000 each incident
      Injury and Liquor Liability             $2,000,000 aggregate

      Fire and Extended Coverage              Full replacement value

      Umbrella Liability Insurance            $10,000,000


Franchisee shall, upon request, exhibit certificates of such insurance to Franchisor. The insurance afforded by the policy or policies respecting public liability shall not be limited in any way by reason of any insurance which may be maintained by Franchisor.

       16.2 Within sixty (60) days after the execution of this Agreement, but in no event later than the day before the Restaurant opens for business, Franchisee shall submit to Franchisor for approval certificates of insurance showing compliance with the requirements of Subsection 16.1. Notwithstanding the foregoing, Franchisee shall submit to Franchisor for approval certificates of insurance showing compliance with the worker's compensation requirements set forth in Subsection 16.1 prior to the training of any Franchisee employee at a Restaurant operated by Franchisor. Maintenance of such insurance and the performance by Franchisee of its obligations under this Section 16 shall not relieve Franchisee of liability under the indemnity provisions of this Agreement, and shall not limit such liability.

       16.3 Should Franchisee, for any reason, fail to procure or maintain the insurance coverage required by this Section, then Franchisor shall have the right and authority to immediately procure such insurance coverage and to charge the cost thereof to Franchisee, which amounts shall be paid immediately upon notice and shall be subject to charges for late payments in the manner set forth in Subsection 9.2.

       16.4 No later than thirty (30) days following Franchisee's receipt of same, Franchisee shall submit to Franchisor a copy of any written report relating to the condition of the Restaurant premises, or any aspect thereof, prepared by an insurer or prospective insurer or by a representative of a federal, state or local government agency, provided that if any such report contains comments or information which could materially and detrimentally affect the Restaurant, such report shall be submitted to Franchisor within three (3) days following Franchisee's receipt thereof.

17.    DEBTS AND TAXES

       Franchisee shall pay or cause to be paid promptly when due all obligations incurred, directly or indirectly, in connection with the Restaurant and its operation, including, without limitation, (a) all taxes and assessments that may be assessed against the Restaurant land, building and other improvements, equipment, fixtures, signs, furnishings, and other property; (b) all liens and encumbrances of every kind and character created or placed upon or against any of said property, and; (c) all accounts and other indebtedness of every kind and character incurred by or on behalf of Franchisee in the conduct of the Restaurant business. Notwithstanding the foregoing, Franchisee will not be in default of this Agreement as a result of a non-payment or non-performance of the foregoing so long as it disputes said debt or lien and is, in the sole opinion of Franchisor, validly and in good faith pursuing a resolution of said claim or lien and has reserved sufficient sums to pay the debt/claim as is agreed to by Franchisor.

18.      TRADE NAMES, SERVICE MARKS AND TRADEMARKS

       18.1 Franchisee acknowledges the sole and exclusive right of Franchisor (except for rights granted under existing and future franchise agreements) to use Franchisor's trade names, service marks and trademarks in connection with the products and services to which they are or may be applied by Franchisor, and represents, warrants and agrees that Franchisee shall not, either during the term of this Agreement, or after the expiration or other termination hereof, directly or indirectly, contest or aid in contesting the validity, ownership or use thereof by Franchisor, or take any action whatsoever in derogation of the rights claimed herein by Franchisor.

       18.2 The right granted to Franchisee under this Agreement to use Franchisor's trade names, service marks and trademarks is nonexclusive, and Franchisor, in its sole discretion, subject only to the limitations contained in Subsection 1.4 of this Agreement, has the right to grant other rights in, to and under those names and marks in addition to those rights already granted, and to develop and grant rights in other names and marks on any such terms and conditions as Franchisor deems appropriate. The rights granted under this Agreement do not include any right or authority of any kind whatsoever to pre-package or sell pre-packaged food products, under any of Franchisor's names or marks, or any menu items approved for sale at the Restaurant, whether at the Restaurant or at any other location.

       18.3 Franchisee understands and acknowledges and agrees that Franchisor has the unrestricted right, subject only to the limitations contained in Subsection 1.4 of this Agreement, to engage, directly and indirectly, through its employees, representatives, licenses, assigns, agents, affiliates, subsidiaries and others, at wholesale, retail, and otherwise, in (a) the production, distribution and sale of products under the names and marks licensed hereunder or other names or marks, (b) the use, in connection with such production, distribution and sale, of any and all trademarks, trade names, service marks, logos, insignia, slogans, emblems, symbols, designs and other identifying characteristics as may be developed or used, from time to time, by Franchisor with respect to the System or otherwise, and (c) the production, distribution and sale of products through another restaurant or restaurants which do not utilize the System or the Applebee's Neighborhood Grill & Bar service mark and which otherwise compete or might compete with the Restaurant.

       18.4 Nothing contained in this Agreement shall be construed to vest in Franchisee any right, title or interest in or to any of Franchisor's names or marks, the goodwill now or hereafter associated therewith, or any right in the design of any restaurant building or premises, or the decor or trade-dress of the Restaurant, other than the rights and license expressly granted herein for the term hereof. Any and all goodwill associated with or identified by any of Franchisor's names or marks shall inure directly and exclusively to the benefit of Franchisor, including, without limitation, any goodwill resulting from operation and promotion of the Restaurant, provided that this Subsection shall not be construed to entitle Franchisor to receive any portion of the consideration paid to Franchisee and/or any Principal Shareholder as a result of a Transfer of an Interest pursuant to Section 12 hereof.

       18.5 Franchisee shall adopt and use Franchisor's names and marks only in a manner expressly approved by Franchisor, and shall not use any of Franchisor's names or marks in connection with any statement or material which may, in the judgment of Franchisor, be in bad taste or inconsistent with Franchisor's public image, or tend to bring disparagement, ridicule or scorn upon Franchisor, any of Franchisor's names or marks, or the goodwill associated therewith. Franchisee shall not adopt, use or register as its corporate name (by filling a certificate or articles of incorporation or otherwise) any trade or business name, style or design which includes, or is similar to, any of Franchisor's trademarks, service marks, trade names, logos, insignia, slogans, emblems, symbols, designs or other identifying characteristics.

       18.6 Franchisor shall have the right, at any time and from time to time, upon notice to Franchisee, to make additions to, deletions from and changes in any of Franchisor's names or marks, or all of them, all of which additions, deletions and changes shall be made in good faith, on a reasonable basis and with a view toward the overall best interests of the System. Franchisor will use its best efforts to protect and preserve the integrity and validity of Franchisor's names and marks, including the taking of actions deemed by Franchisor to be appropriate in the event of any apparent infringement of any of Franchisor's names or marks.

       18.7 (a) Franchisor shall hold Franchisee harmless from any liability or expense (but excluding consequential damages) resulting from infringement of a third party's service mark, trade name or trademark by Franchisor's service mark, Applebee's Neighborhood Grill & Bar, or by any other service mark, trademark or trade name of Franchisor which Franchisor shall designate as part of the System. This hold-harmless indemnity shall not apply to any unauthorized use by Franchisee of any such service mark, trade name or trademark.

               (b) Franchisee agrees to notify Franchisor promptly in writing of any suit or claim for infringement which is within the scope of the hold-harmless indemnity set forth in this Subsection 18.7. Subject to the terms and conditions of this Subsection 18.7, Franchisor shall have the sole right to defend or settle any such suit or claim of infringement at Franchisor's expense. Franchisee, at Franchisee's expense, shall have the right to be represented by counsel. Franchisor shall, however, retain control of any negotiations with respect to such claim or of any litigation involving such suit. Franchisee agrees to cooperate with Franchisor and to assist Franchisor whenever reasonably requested by Franchisor, at Franchisor's expense, in the defense of any such infringement suit or claim. Franchisee shall not enter into any settlement of any such claim or suit or conduct any settlement negotiations relative thereto without the prior approval of Franchisor in writing and, if Franchisee does so, the hold-harmless indemnity set forth in this Subsection 18.7 shall be deemed to have been waived and released in all respects.

       18.8 Franchisor represents that it is the sole owner of the service mark Applebee's Neighborhood Grill & Bar. In the event that Franchisee is precluded from operating the Restaurant because Franchisor determines that a third person has acquired rights under the law of any state in such mark, which so precludes Franchisee, Franchisor agrees (a) to repay to Franchisee the initial franchise fee paid by Franchisee with respect to the Restaurant, and (b) to assist Franchisee, at Franchisee's request, in locating an alternative site for the Restaurant.

19.    EXPIRATION AND TERMINATION;
       OPTION TO PURCHASE RESTAURANT; ATTORNEYS' FEES

       19.1 Franchisor shall have the right to terminate this Agreement immediately upon written notice to Franchisee stating the reason for such termination:

               (a) in the event of any breach or default of any of the provisions of Subsection 9.1, Sections 12 or 13, Subsection 14.1 or
       Section 23;

               (b) if a petition in bankruptcy, an arrangement for the benefit of creditors, or a petition for reorganization is filed by Franchisee, or is filed against Franchisee and not dismissed within ninety (90) days from the filing thereof, or if Franchisee shall make any assignment for the benefit of creditors, or if a receiver or trustee is appointed for Franchisee and is not dismissed within ninety (90) days of such appointment;

               (c) if Franchisee ceases to operate the Restaurant without the prior written consent of Franchisor or loses its right to possession of the Restaurant premises; provided however, this provision will not apply if Franchisee ceases to operate the Restaurant or loses its right to possession of the Restaurant premises by reason of Force Majeure and Franchisee complies with the requirements of Section 24 of this Agreement;

               (d) if Franchisor discovers that Franchisee has made any material misrepresentation or omitted any material fact in the information which was furnished to Franchisor in connection with this Agreement;

               (e) if any part of this Agreement relating to the payment of fees to Franchisor, or the preservation of any of Franchisor's trade names, service marks, trademarks, trade secrets or secret formulae licensed or disclosed hereunder is, for any reason, declared invalid or unenforceable; or

               (f) if Franchisee or any Principal Shareholder is convicted of or pleads nolo contendere to a felony or any crime involving moral turpitude.

       If Franchisee defaults in the performance or observance of any of its other obligations hereunder, and such default continues for a period of sixty
(60) days after written notice to Franchisee specifying such default, Franchisor shall have the right to terminate this Agreement upon thirty (30) days written notice to Franchisee. If Franchisee defaults in the performance or observance of the same obligation two (2) or more times within a twelve (12) month period, Franchisor shall have the right to terminate this Agreement immediately upon commission of the second act of default, upon thirty (30) days written notice to Franchisee stating the reason for such termination, without allowance for any curative period.

       The foregoing provisions of this Subsection 19.1 are subject to the provisions of any local statutes or regulations which limit the grounds upon which Franchisor may terminate this Agreement, or which require that Franchisor give Franchisee additional prior written notice of termination and opportunity to cure any default.

       In the event of termination by reason of Franchisee's failure after a good faith effort to obtain the necessary state or local liquor licenses (as required in Section 23), Franchisor shall refund to Franchisee, without interest, the franchise fee payment referred to in Subsection 9.1(a), less any expenses incurred and damages sustained by Franchisor in connection with its performance hereunder prior to the date of such termination. Franchisor shall also repay the initial franchise fee in the circumstances described in Subsection 18.8 hereof. In the event of termination for any other reason, Franchisor shall have no obligation to refund any amount previously paid by Franchisee, and Franchisee shall be obligated to promptly pay all sums which are then due Franchisor.

       19.2 Upon the termination of this Agreement by Franchisor, Franchisee may not remove any property from the Restaurant premises for thirty (30) days after the termination. Upon the expiration or earlier termination of this Agreement for any reason:

               (a)  Franchisee  shall  immediately  discontinue  its  use of the
       System and its use of Franchisor's trade names, service marks, trademarks, logos, insignia, slogans, emblems, symbols, designs and other identifying characteristics;

               (b) if the Restaurant premises are owned by Franchisee or leased from a third party, Franchisee shall, upon demand by Franchisor, remove (at Franchisee's expense) Franchisor's trade names, service marks, trademarks, logos, insignia, slogans, sign facia, emblems, symbols, designs and other identifying characteristics from all premises, and paint all premises and other improvements maintained pursuant to this
       Agreement  a  design  and  color  which  is  basically   different   from
       Franchisor's authorized design and color. If Franchisee shall fail to make or cause to be made any such removal or repainting within thirty
       (30) days after written notice, then Franchisor shall have the right to enter upon the Restaurant premises, without being deemed guilty of trespass or any tort (or Franchisee shall cause Franchisor to be permitted on the premises as necessary), and make or cause to be made such removal, alterations and repainting at the reasonable expense of Franchisee, which expense Franchisee shall pay to Franchisor immediately upon demand; and

               (c) Franchisee shall not thereafter use any trademark, trade name, service mark, logo, insignia, slogan, emblem, symbol, design or other identifying characteristic that is in any way associated with Franchisor or similar to those associated with Franchisor, or use any food or proprietary menu item, recipe or method of food preparation or operate or do business under any name or in any manner that might tend to give the public the impression that Franchisee is or was a licensee or franchisee of, or otherwise associated with, Franchisor.

       19.3 In the event that any party to this Agreement initiates any legal proceeding to construe or enforce any of the terms, conditions and/or provisions of this Agreement, including, but not limited to, its termination provisions and its provisions requiring Franchisee to make certain payments to Franchisor incident to the operation of the Restaurant, or to obtain damages or other relief to which any such party may be entitled by virtue of this Agreement, the prevailing party or parties shall be paid its reasonable attorneys' fees and expenses by the other party or parties. If Franchisee fails to comply with a written notice of termination sent by Franchisor and a court later upholds such termination of this Agreement, Franchisee's operation of the Restaurant, from and after the date of termination stated in such notice, shall constitute willful trademark infringement and unfair competition by Franchisee, and
Franchisee shall be liable to Franchisor for damages resulting from such infringement in addition to any fees paid or payable hereunder, including, without limitation, any profits which Franchisee derived from such post-termination operation of the Restaurant.

       19.4 (a) With respect to Restaurant premises owned by Franchisee, in the event of termination of this Agreement, Franchisor shall have, for thirty (30) days after the termination is effective, an option, exercisable upon written notice to Franchisee within such thirty (30) day period, to elect to purchase the Restaurant premises from Franchisee for the fair market value of the land and buildings, furnishings and equipment located therein.

               (b) In addition to the option described above, Franchisor shall have an option, exercisable upon written notice to Franchisee, to elect to purchase the Restaurant premises from Franchisee upon expiration of this Agreement for the fair market value of the land and buildings, furnishings, and equipment located therein subject to Franchisee's option to operate the Restaurant for an additional term under Subsection 1.3 hereof. If Franchisee does not notify Franchisor, pursuant to Subsection 1.3 hereof, of a desire to operate the Restaurant for an additional term, then Franchisor shall provide the written notice described in the preceding sentence within thirty (30) days after the latest date by which Franchisee is required by Subsection 1.3 to advise Franchisor of such a desire; if Franchisee does notify Franchisor of a desire to operate the Restaurant for an additional term and Franchisor determines that Franchisee is not eligible to do so, Franchisor shall provide the written notice described in the preceding sentence within thirty (30) days of its written notice to Franchisee that Franchisee is not eligible to operate the Restaurant for such additional term. With respect to the option to purchase upon expiration of this Agreement, this option shall not apply if prior to thirty (30) days before said expiration, Franchisee enters into an agreement to sell such Restaurant premises to a third party upon the expiration of the Franchise Agreement, provided that Franchisee's agreement with the purchaser includes a covenant by the purchaser, which is expressly enforceable by Franchisor as a third-party beneficiary thereof, pursuant to which the purchaser agrees that, for a period of twelve (12) months after the expiration of this Agreement, the purchaser shall not use such premises for the operation of a restaurant business whose menu or method of operation is similar to that employed by restaurant units within the System.

               (c) If Franchisee receives approval to operate the Restaurant premises for an additional term in accordance with Subsection 1.3 hereof, Franchisee will be required to execute the then-existing form of franchise agreement, which shall contain an option to obtain assignment of Franchisee's lease with a third party and/or to purchase certain property, exercisable by Franchisor upon termination thereof, and an option to purchase the Restaurant premises, exercisable by Franchisor upon expiration of the additional term (subject to any then-existing rights to renew of Franchisee). Such options shall be substantially similar to the provisions described in this Subsection 19.4.

               (d) If the parties cannot agree on the purchase price or other terms of purchase within thirty (30) days following Franchisor's exercise of its option pursuant to Subsection 19.4(a) and (b), the price or disputed terms of purchase shall be determined by three (3) appraisers, with each party selecting one (1) appraiser and the two (2) appraisers, so chosen, selecting the third appraiser. In the event of such an appraisal, each party shall bear its own legal and other costs and shall split equally the appraisal fees. The appraisers' determination of the price and other disputed terms of purchase shall be final and binding.

               (e) If Franchisor elects to exercise its option to purchase upon termination of this Agreement, the purchase price shall be paid within thirty
(30) days of the determination of the purchase price and other terms of purchase. If Franchisor elects to exercise its option to purchase upon expiration of this Agreement, the purchase price shall be paid within thirty
(30) days of the later of (a) the determination of the purchase price and other terms of purchase, or (b) expiration of this Agreement. If the Franchisor does not elect to exercise its option to purchase the Restaurant premises, the Franchisee may sell such premises to a third party, provided that Franchisee's agreement with the purchaser includes a covenant by the purchaser, which is expressly enforceable by Franchisor as a third-party beneficiary thereof, pursuant to which the purchaser agrees that it shall not use such premises for the operation of a restaurant business whose menu or method of operation is similar to that employed by restaurant units within the System for a period of twelve (12) months after the termination or expiration of this Agreement.

               (f) If the Restaurant premises are leased by Franchisee from a third party, such lease must allow Franchisee to assign the lease to Franchisor. Upon termination of this Agreement for any reason, Franchisor has the right, exercisable upon written notice to Franchisee within thirty (30) days after termination is effective, to require Franchisee to assign all Franchisee's rights and obligations under the lease to Franchisor and to immediately surrender possession of the premises, including all fixtures and leasehold improvements, to Franchisor. The lessor may not impose any assignment fee or other similar charge on Franchisor in connection with such assignment. If Franchisor exercises that right, it has an additional right, to be exercised within thirty (30) days after taking possession of the premises, to purchase all of Franchisee's equipment, signs, decor items, furnishings, supplies and other products and materials at their then-fair market value. If the parties cannot agree on the price, the price will be determined in the manner set forth in connection with Franchisee-owned Restaurant premises. If Franchisor elects not to purchase the items mentioned above, Franchisee shall, at Franchisee's own expense and under Franchisor's supervision remove those items from the premises within ten (10) days after such final election, or ten (10) days after expiration of the option period, whichever is earlier. If Franchisee fails to remove all such property from the premises within such period, Franchisor shall be entitled to do so, or to authorize a third party to do so, all at Franchisee's expense.

       19.5  In addition to the provisions contained in Subsection 19.4 hereof:

               (a) With respect to Restaurant premises owned by Franchisee, in the event of termination of this Agreement and Franchisor's exercise of its option to purchase the Restaurant premises pursuant to Subsection 19.4(a) hereof, Franchisee shall have, for ten (10) days after its receipt of written notice of Franchisor's election to purchase, an option, exercisable upon written notice to Franchisor, to lease said premises to Franchisor, pursuant to a lease which provides for rental at a rate not in excess of six percent (6%) of gross sales and triple net terms. Said lease shall provide for a lease term of at least ten (10) years with two (2) five (5)-year options to renew, and for primary annual rent of not in excess of the number derived from multiplying six percent (6%) times the gross sales reported by Franchisee to Franchisor for which Franchisee has paid a royalty fee for the next preceding calendar year times eighty percent (80%).

               (b) In addition to the option described  above,  Franchisee shall have an option, exercisable upon written notice to Franchisor, to elect to lease the Restaurant premises to Franchisor upon expiration of this Agreement and Franchisor's exercise of its option to purchase the Restaurant premises pursuant to Subsection 19.4(b) hereof, pursuant to the same terms set forth in Subsection 19.5(a) above, subject to Franchisee's option to operate the Restaurant for an additional term under Subsection 1.3 hereof. If (i) Franchisee does not notify Franchisor, pursuant to Subsection 1.3 hereof, of a desire to operate the Restaurant for an additional term, or (ii) Franchisee does notify Franchisor of a desire to operate the Restaurant for an additional term and Franchisor determines that Franchisee is not eligible to do so, and Franchisor exercises its option to purchase the Restaurant premises, then Franchisee shall provide the written notice described in the preceding sentence within ten (10) days after its receipt of written notice of Franchisor's election to purchase. With respect to the option to lease upon expiration of this Agreement, this option shall not apply if prior to thirty (30) days before said expiration, Franchisee enters into an agreement to sell such Restaurant premises to a third party upon the expiration of the Franchise Agreement, provided that Franchisee's agreement with the purchaser includes a covenant by the purchaser, which is expressly enforceable by Franchisor as a third-party beneficiary thereof, pursuant to which the purchaser agrees, at Franchisor's option, either to lease said premises to Franchisor upon the terms set forth in Subsection 19.5(a), or that for a period of twelve (12) months after the expiration of this Agreement, the purchaser shall not use such premises for the operation of a restaurant business whose menu or method of operation is similar to that employed by restaurant units within the System.

               (c) If Franchisee receives approval to operate the Restaurant premises for an additional term in accordance with Subsection 1.3 hereof, Franchisee will be required to execute the then-existing form of franchise agreement which shall contain an option to obtain assignment of Franchisee's lease with a third party and/or to lease certain property, exercisable by Franchisor upon termination thereof, and an option to lease the Restaurant premises, exercisable by Franchisor upon expiration of the additional term (subject to any then-existing rights to renew of Franchisee). Such options shall be substantially similar to the provisions described in this Subsection 19.5.


20.    NO WAIVER OF DEFAULT

       20.1 The waiver by any party to this Agreement of any breach or default, or series of breaches or defaults, of any term, covenant or condition herein, or of any same or similar term, covenant or condition contained in any other agreement between Franchisor and any franchisee, shall not be deemed a waiver of any subsequent or continuing breach or default of the same or any other term, covenant or condition contained in this Agreement, or in any other agreement between Franchisor and any franchisee.

       20.2 All rights and remedies of the parties hereto shall be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies which are provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement. The rights and remedies of the parties hereto shall be continuing and shall not be exhausted by any one (1) or more uses thereof, and may be exercised at any time or from time to time as often as may be expedient; and any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration or earlier termination of this Agreement shall not discharge or release Franchisee or any Principal Shareholder from any liability or obligation then accrued, or any liability or obligation continuing beyond, or arising out of, the expiration or earlier termination of the Agreement.

21.    CONSTRUCTION, SEVERABILITY, GOVERNING LAW AND JURISDICTION

       21.1 If any part of this Agreement shall for any reason be declared invalid, unenforceable or impaired in any way, the validity of the remaining portions shall remain in full force and effect as if the Agreement had been executed with such invalid portion eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including therein any such portions which might be declared invalid; provided however, that in the event any part hereof relating to the payment of fees to Franchisor, or the preservation of any of Franchisor's trade names, service marks, trademarks, trade secrets or secret formulae licensed or disclosed hereunder is for any reason declared invalid or unenforceable, then Franchisor shall have the right to terminate this Agreement upon written notice to Franchisee. If any clause or provision herein would be deemed invalid or unenforceable as written, it shall be deemed modified or limited to such extent or in such manner as may be necessary to render the clause or provision valid and enforceable to the greatest extent possible in light of the interest of the parties expressed in that clause or provision, subject to the provisions of the preceding sentence.

       21.2 FRANCHISEE AND PRINCIPAL SHAREHOLDERS ACKNOWLEDGE THAT FRANCHISOR MAY GRANT NUMEROUS FRANCHISES THROUGHOUT THE UNITED STATES ON TERMS AND
CONDITIONS SIMILAR TO THOSE SET FORTH IN THIS AGREEMENT, AND THAT IT IS OF MUTUAL BENEFIT TO FRANCHISEE AND PRINCIPAL SHAREHOLDERS AND TO FRANCHISOR THAT THESE TERMS AND CONDITIONS BE UNIFORMLY INTERPRETED. THEREFORE, THE PARTIES AGREE THAT TO THE EXTENT THAT THE LAW OF THE STATE OF KANSAS DOES NOT CONFLICT WITH LOCAL FRANCHISE STATUTES, RULES AND REGULATIONS, KANSAS LAW SHALL APPLY TO THE CONSTRUCTION OF THIS AGREEMENT AND SHALL GOVERN ALL QUESTIONS WHICH ARISE WITH REFERENCE HERETO; PROVIDED HOWEVER, THAT PROVISIONS OF KANSAS LAW REGARDING CONFLICTS OF LAW SHALL NOT APPLY HERETO.

       21.3 THE PARTIES AGREE THAT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PERFORMANCE THEREOF WHICH CANNOT BE AMICABLY SETTLED, EXCEPT AS OTHERWISE PROVIDED HEREIN, MAY, AT THE OPTION OF THE CLAIMANT, BE RESOLVED BY A PROCEEDING IN A COURT IN JOHNSON COUNTY, KANSAS, AND FRANCHISEE AND PRINCIPAL SHAREHOLDERS EACH IRREVOCABLY ACCEPT THE JURISDICTION OF THE COURTS OF THE STATE OF KANSAS AND THE FEDERAL COURTS SERVING JOHNSON COUNTY, KANSAS FOR SUCH CLAIMS, CONTROVERSIES OR DISPUTES.

       The parties agree that service of process in any proceeding arising out of or relating to this Agreement or the performance thereof may be made as to Franchisee and any Principal Shareholder by serving a person of suitable age and discretion (such as the person in charge of the office) at the address of Franchisee specified in this Agreement and as to Franchisor by serving the president or a vice-president of Franchisor at the address of Franchisor or by serving Franchisor's registered agent.

22.    INTERFERENCE WITH EMPLOYMENT RELATIONS

       During the term of this Agreement, neither Franchisor nor Franchisee shall employ or seek to employ in a managerial position (i.e., in a position at a pay grade at or above that of Assistant Restaurant Manager or Kitchen Manager), directly or indirectly, any person who is at the time or was at any time during the prior six (6) months employed by the other party or any of its subsidiaries or affiliates, or by any franchisee in the System. This section shall not be violated if, at the time Franchisor or Franchisee employs or seeks to employ such person, such former employer has given its written consent. Notwithstanding any other provision of this Agreement, the parties hereto acknowledge that if this Section is violated, such former employer shall be entitled to liquidated damages equal to three (3) times the annual salary of the employee involved, plus reimbursement of all costs and attorneys' fees incurred. In addition to the rights granted to the parties hereto, the parties acknowledge and agree that any franchisee from which an employee was hired by either party to this Agreement in violation of the terms of this Section shall be deemed to be a third-party beneficiary of this provision and may sue and recover against the offending party the liquidated damages herein set forth; provided however, the failure by Franchisee to enforce this Section shall not be deemed to be a violation of this Section.

23.    LIQUOR LICENSE

       The grant of the rights which are the subject of this Agreement is expressly conditioned upon the ability of the Franchisee to obtain and maintain any and all required state and/or local licenses permitting the sale of liquor by the drink on the Restaurant premises, and Franchisee agrees to use its best efforts to obtain such licenses. In the event Franchisee fails, after a good faith effort, to obtain any and all such required liquor licenses prior to the date on which the Restaurant is otherwise ready to open for business, then, at the option of the Franchisor, this Agreement may be terminated forthwith by Franchisor upon written notice to Franchisee, in which event, Franchisor shall refund to Franchisee, without interest, the initial franchise fee payment referred to in Subsection 9.1, less any expenses incurred and damages sustained by Franchisor in connection with its performance hereunder prior to the date of such termination. After obtaining the necessary state or local liquor licenses, Franchisee shall thereafter comply with all applicable laws and regulations relating to the sale of liquor on the Restaurant premises. If, during any twelve
(12) month period during the term of this Agreement, Franchisee is prohibited for any reason from selling liquor on the Restaurant premises for more than thirty (30) days because of a violation or violations of state or local liquor laws, then at the option of Franchisor this Agreement may be terminated forthwith by Franchisor upon written notice to Franchisee.

24.    FORCE MAJEURE

       24.1 As used in this Agreement, the term "Force Majeure" shall mean any act of God, strike, lock-out or other industrial disturbance, war (declared or undeclared), riot, epidemic, fire or other catastrophe, act of any government and any other similar cause not within the control of the party affected thereby.

       24.2 If the performance of any obligation by any party under this Agreement is prevented or delayed by reason of Force Majeure, which cannot be overcome by use of normal commercial measures, the parties shall be relieved of their respective obligations to the extent the parties are respectively necessarily prevented or delayed in such performance during the period of such Force Majeure. The party whose performance is affected by an event of Force Majeure shall give prompt notice of such Force Majeure event to the other party by facsimile, telephone or telegram (in each case to be confirmed in writing), setting forth the nature thereof and an estimate as to its duration, and shall be liable for failure to give such timely notice only to the extent of damage actually caused.

       24.3 Notwithstanding the provisions of this Section 24, if, as a result of an event of Force Majeure (including condemnation proceedings), the Franchisee ceases to operate the Restaurant or loses the right to possession of the Restaurant premises, Franchisee shall apply within thirty (30) days after the event of Force Majeure for Franchisor's approval to relocate and/or reconstruct the Restaurant. If relocation is necessary, Franchisor agrees to use its reasonable efforts to assist Franchisee in locating an alternative site in the same general area where Franchisee can operate a Restaurant within the System for the balance of the term of the Franchise Agreement. If Franchisor so assists Franchisee, Franchisee shall reimburse Franchisor for its reasonable out-of-pocket expenses incurred as a result thereof. (This provision shall not be construed to prevent Franchisee from receiving the full amount of any condemnation award of damages relating to the closing of the Restaurant; provided however, that if Franchisor or an affiliate is the lessor of the Restaurant premises, Franchisee specifically waives and releases any claim it may have for the value of any building, fixtures and other improvements on the premises, whether or not installed or paid for by the Franchisee, and Franchisee agrees to subordinate any claim it may have to Franchisor's claim for such improvements.) Selection of an alternative location will be subject to the site approval procedures set forth in Section 5 of the Development Agreement. Once Franchisee has obtained Franchisor's approval to relocate and/or reconstruct the Restaurant, Franchisee must diligently pursue relocation and/or reconstruction until the Restaurant is reopened for business.

25.    MISCELLANEOUS

       25.1 All notices and other communications required or permitted to be given hereunder shall be deemed given when delivered in person, by overnight courier service, facsimile transmission or mailed by registered or certified mail addressed to the recipient at the address set forth below, unless that party shall have given written notice of change of address to the sending party, in which event the new address so specified shall be used.

       FRANCHISOR:         Applebee's International, Inc.
                           4551 W. 107th Street, Suite 100
                           Overland Park, Kansas  66207
                           Attention:  President

       FRANCHISEE:

       PRINCIPAL SHAREHOLDERS:

       25.2 All terms  used in this  Agreement,  regardless  of the  number  and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement may require, the same as if such words had been written in this Agreement themselves. The headings inserted in this Agreement are for reference purposes only and shall not affect the construction of this Agreement or limit the generality of any of its provisions. The term "business day" means any day other than Saturday, Sunday, or the following national holidays: New Year's Day, Martin Luther King Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.

       25.3 Franchisee shall, at its own cost and expense, promptly comply with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and offices thereof. Without limiting the generality of the foregoing, Franchisee shall abide by all applicable rules and regulations of any public health department.

       25.4 In the event that Franchisor has leased the Restaurant premises to Franchisee pursuant to a written lease agreement (the "Lease"), the Lease is hereby incorporated in this Agreement by reference, and any failure on the part of Franchisee (Lessee therein) to perform, fulfill or observe any of the covenants, conditions or agreements contained in the Lease shall constitute a material breach of this Agreement. It is expressly understood, acknowledged and agreed by Franchisee that any termination of the Lease shall result in automatic and immediate termination of this Agreement without additional notice to Franchisee.

       25.5 This Agreement and the documents referred to herein constitute the entire agreement between the parties, superseding and canceling any and all prior and contemporaneous agreements, understandings, representations, inducements and statements, oral or written, of the parties in connection with the subject matter hereof. FRANCHISEE EXPRESSLY ACKNOWLEDGES THAT IT HAS ENTERED INTO THIS FRANCHISE AGREEMENT AS A RESULT OF ITS OWN INDEPENDENT INVESTIGATION AND AFTER CONSULTATION WITH ITS OWN ATTORNEY, AND NOT AS A RESULT OF ANY REPRESENTATIONS OF FRANCHISOR, ITS AGENTS, OFFICERS OR EMPLOYEES, EXCEPT AS CONTAINED HEREIN AND IN FRANCHISOR'S FRANCHISE OFFERING CIRCULAR, HERETOFORE MADE AVAILABLE TO FRANCHISEE.

       25.6 Except as expressly authorized herein, no amendment or modification of this Agreement shall be binding unless executed in writing both by Franchisor and by Franchisee and Principal Shareholders.

26.    ACKNOWLEDGMENTS

       Franchisee and Principal Shareholders acknowledge that:

               (a) Franchisee has received a copy of this Agreement and has had an opportunity to consult with its attorney with respect thereto at least five (5) business days prior to execution of this Agreement;

               (b) No representation has been made by Franchisor as to the future profitability of the Restaurant;

               (c) Prior to the execution of this Agreement, Franchisee has had ample opportunity to contact Franchisor's existing franchisees, if any, and to investigate all statements made by Franchisor relating to the System;

               (d) This Agreement establishes the right to construct and operate a Restaurant only at the location specified in Subsection 1.1 hereof; and

               (e) Franchisor is the sole owner of the service marks identified in this Agreement, and of the goodwill associated therewith, and Franchisee acquires no right, title or interest in those names and marks other than the right to use them only in the manner and to the extent prescribed and approved by Franchisor.

IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.

                                                 FRANCHISOR:
ATTEST:                                          APPLEBEE'S INTERNATIONAL, INC.
      --------------------------------

                                                 By:
                                                   -----------------------------
Name:                                            Name:
    -----------------------------------              ---------------------------
Title:                                           Title:
       --------------------------------               --------------------------


                                                 FRANCHISEE:

ATTEST:
      ---------------------------------


                                                 By:
                                                   -----------------------------
Name:                                            Name:
      ---------------------------------              ---------------------------
Title:                                           Title:
       --------------------------------               --------------------------

                                                 PRINCIPAL SHAREHOLDER(S):



Witness                                          Name:
                                                     ---------------------------



Witness                                          Name:
                                                     ---------------------------



Witness                                          Name:
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                        EXHIBIT 1 TO FRANCHISE AGREEMENT

                                   ROYALTY FEE

       The monthly royalty fee to be paid by Franchisee shall be four percent (4%) of each calendar month's gross sales; provided however, on and after January 1, 2003, Franchisor may, in its sole discretion, increase the monthly royalty fee to five percent (5%) of each calendar month's gross sales.

                        APPENDIX A TO FRANCHISE AGREEMENT
                        STATEMENT OF OWNERSHIP INTERESTS




                                          Percent of Issued
                                           and Outstanding
Shareholder                             Shares of Franchisee

                        APPENDIX B TO FRANCHISE AGREEMENT
                  REVIEW AND CONSENT WITH RESPECT TO TRANSFERS

         In determining whether to grant or to withhold consent to a proposed Transfer, Franchisor shall consider all of the facts and circumstances which it views as relevant in the particular instance, including, but not limited to, any of the following: (i) work experience and aptitude of Proposed New Owner and/or proposed new management (a proposed transferee of a Principal Shareholder's Interest and/or a proposed transferee of this Agreement is referred to as "Proposed New Owner"); (ii) financial background and condition of Proposed New Owner, and actual and pro forma financial condition of Franchisee; (iii) character and reputation of Proposed New Owner; (iv) conflicting interests of Proposed New Owner; (v) the terms and conditions of Proposed New Owner's rights, if the proposed Transfer is a pledge or hypothecation; (vi) the adequacy of Franchisee's operation of any Restaurant and compliance with the System and this Agreement; and (vii) such other criteria and conditions as Franchisor shall then consider relevant in the case of an application for a new franchise to operate a restaurant unit within the System by an applicant that is not then currently doing so. Franchisor's consent also may be conditioned upon execution by Proposed New Owner of an agreement whereby Proposed New Owner assumes full, unconditional, joint and several liability for, and agrees to perform from the date of such Transfer, all obligations, covenants and agreements contained herein to the same extent as if it had been an original party to this Agreement and may also require Franchisee and Principal Shareholders, including the proposed Transferor(s), to execute a general release which releases Franchisor from any claims they may have had or then have against Franchisor. In the event Proposed New Owner is a partnership (including, but not limited to, a limited partnership), Proposed New Owner will also be required to execute an addendum to the Agreement which amends the references to Franchisee and its Principal Shareholders to include the partnership approved by Franchisor and Proposed New Owner's general partner(s) and the principal shareholders of the general partner(s), if the general partner(s) is a corporation. This addendum will contain a provision including in the definition of "Transfer" the withdrawal, removal or voluntary/involuntary dissolution (if applicable) of the general partner(s) or the substitution or addition of a new general partner. Franchisee or Principal Shareholders, as the case may be, shall provide Franchisor with such information as it may require in connection with a request for approval of a proposed Transfer.

                        APPENDIX C TO FRANCHISE AGREEMENT
                            CONFIDENTIALITY AGREEMENT

         THIS AGREEMENT is made this ________ day of ________________, 20_______, by and between _______________________________________, a
_____________  corporation  ("Developer"),  and  __________________________,  an
individual employed by Developer ("Employee").

WITNESSETH:

         WHEREAS, APPLEBEE'S INTERNATIONAL, INC. ("Applebee's") is the owner of all rights in and to a unique system for the development and operation of restaurants (the "System"), which includes proprietary rights in valuable trade names, service marks and trademarks, including the service mark Applebee's Neighborhood Grill & Bar and variations of such mark, designs and color schemes for restaurant premises, signs, equipment, procedures and formulae for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, operating methods, financial control concepts, a training facility and teaching techniques;

         WHEREAS, Developer is the owner of the exclusive right to develop restaurants franchised by Applebee's which utilize the System ("Restaurants") for the period and in the territory described in the Development Agreement between Applebee's and Developer (the "Development Agreement"); and

         WHEREAS, Developer acknowledges that Applebee's information as described above was developed over time at great expense, is not generally known in the industry and is beyond Developer's own present skills and experience, and that to develop it itself would be expensive, time-consuming and difficult, that it provides a competitive advantage and will be valuable to Developer in the development of its business, and that gaining access to it was therefore a primary reason why Developer entered into the Development Agreement; and

         WHEREAS, in consideration of Applebee's confidential disclosure to Developer of these trade secrets, Developer has agreed to be obligated by the terms of Development Agreement to execute, with each employee of Developer who will have supervisory authority over the development or operation of more than one Restaurant in the Territory described in the Development Agreement, a written agreement protecting Applebee's trade secrets and confidential information entrusted to Employee;

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
obligations contained herein, the parties agree as follows:

         (1) The parties acknowledge and agree that Employee is or will be employed in a supervisory or managerial capacity and in such capacity will have access to information and materials which constitute trade secrets and confidential and proprietary information. The parties further acknowledge and agree that any actual or potential direct or indirect competitor of Applebee's, or of any of its franchisees, shall not have access to such trade secrets and confidential information.

         (2) The parties acknowledge and agree that the System includes trade secrets and confidential information which Applebee's has revealed to Developer in confidence, and that protection of said trade secrets and confidential information and protection of Applebee's against unfair competition from others who enjoy or who have had access to said trade secrets and confidential information are essential for the maintenance of goodwill and special value of the System.

         (3) Employee agrees that he or she shall not at any time (i) appropriate or use the trade secrets incorporated in the System, or any portion thereof, for use in any business which is not within the System; (ii) disclose or reveal any portion of the System to any person, other than to Developer's employees as an incident of their training; (iii) acquire any right to use, or to license or franchise the use of any name, mark or other intellectual property right which is or may be granted by any franchise agreement between Applebee's and Developer; or (iv) communicate, divulge or use for the benefit of any other person or entity any confidential information, knowledge or know-how concerning the methods of development or operation of a Restaurant which may be communicated to Employee or of which Employee may be apprised by virtue of Employee's employment by Developer. Employee shall divulge such confidential information only to such of Developer's other employees as must have access to that information in order to operate a Restaurant or to develop a prospective site for a Restaurant. Any and information, knowledge and know-how, including, without limitation, drawings, materials, equipment, specifications, techniques and other data, which Applebee's designates as confidential, shall be deemed confidential for purposes of this Agreement.

         (4) Employee further acknowledges and agrees that the Franchise Operations Manual and any other materials or manuals provided or made available to Developer by Applebee's (collectively, the "Manuals"), described in Section 5 of the applicable franchise agreement between Applebee's and Developer, are loaned by Applebee's to Developer for limited purposes only, remain the property of Applebee's, and may not be reproduced, in whole or in part, without the written consent of Applebee's.

         (5) Employee agrees to surrender to Developer or to Applebee's each and every copy of the Manuals and any other information or material in his or her possession or control upon request, upon termination of employment or upon completion of the use for which said Manuals or other information or material may have been furnished to Employee.

         (6) The parties agree that in the event of a breach of this Agreement, Applebee's would be irreparably injured and would be without an adequate remedy at law. Therefore, in the event of a breach or a threatened or attempted breach of any of the provisions hereof, Applebee's shall be entitled to enforce the provisions of this Agreement as a third-party beneficiary hereof and shall be entitled, in addition to any other remedies which it may have hereunder at law or in equity (including the right to terminate the Development Agreement), to a temporary and/or permanent injunction and a decree for specific performance of the terms hereof without the necessity of showing actual or threatened damage, and without being required to furnish a bond or other security.

         (7) If any court or other tribunal having jurisdiction to determine the validity or enforceability of this Agreement determines that it would be invalid or unenforceable as written, the provisions hereof shall be deemed to be modified or limited to such extent or in such manner necessary for such provisions to be valid and enforceable to the greatest extent possible.

         IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.

DEVELOPER                                     EMPLOYEE


By:                                           By:
    -------------------------------             --------------------------------
Name:                                         Name:
      -----------------------------               ------------------------------
Title:
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